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As filed with the Securities and Exchange Commission on May 19, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAESARS ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	88-0400631 (I.R.S. Employer Identification No.)

3930 Howard Hughes Parkway
Las Vegas, NV 89109
Telephone: (702) 699-5000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Mr. Bernard E. DeLury, Jr., Secretary
Caesars Entertainment, Inc.
3930 Howard Hughes Parkway
Las Vegas, NV 89109
(702) 699-5000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Kirk A. Davenport, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Telephone: (212) 906-1200

        Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Floating Rate Contingent Convertible Senior Notes due 2024	$375,000,000	100%	$375,000,000	$47,512.50

Common Stock, par value $0.01 per share(3)	16,823,700 shares(1)	(4)	(4)	(4)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based on the average of the bid and asked price per each $1,000 principal amount at maturity of notes on May 18, 2004.

(2)
Computed in accordance with Section 6(b) of the Securities Act of 1933 by multiplying 0.0001267 by the proposed maximum aggregate offering price.

(3)
Includes associated preferred stock rights to purchase one one-hundredth of a share of a new series of junior participating preferred stock, subject to adjustment. The Rights initially are attached to and trade with the common stock of the Registrant and will not be exercisable until the occurrence of specified events.

(4)
Reflects the number of shares of common stock issuable upon conversion of the exchange notes being registered hereunder. Each $1,000 principal amount at maturity of a note may be converted for 44.8632 shares of common stock, subject to adjustments. No additional registration fee is required pursuant to Rule 457(i) under the Securities Act.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 19, 2004

$375,000,000

Floating Rate Contingent Convertible Senior Notes due 2024

        This prospectus covers resales by holders of our Floating Rate Contingent Convertible Senior Notes due 2024 and shares of our common stock into which the notes are convertible. We will not receive any proceeds from the resale of the notes or the shares of common stock hereunder. The notes are convertible, at your option, prior to the maturity date into cash and shares of our common stock in the following circumstances:

  •
  during any fiscal quarter commencing after the date of original issuance of the notes, if the closing sale price of our common stock over a specified number of trading days during the previous quarter is more than 120% of the conversion price of the notes on the last trading day of the previous quarter;

  •
  if we have called the particular notes for redemption and the redemption has not yet occurred;

  •
  during the five trading day period immediately after any five consecutive trading day period in which the trading price of the notes per $1,000 principal amount for each day of such period was less than 95% of the product of the closing sale price of our common stock on such day multiplied by the Conversion Rate on such day; or

  •
  upon the occurrence of specified corporate transactions.

        Holders may convert any outstanding notes into cash and shares of our common stock at an initial Conversion Price per share of $22.29. This represents a conversion rate of approximately 44.8632 shares of common stock per $1,000 principal amount of notes. Subject to certain exceptions described in "Description of the Notes," at the time notes are tendered for conversion, the conversion value of the cash and shares of our common stock, if any, to be received by a holder converting $1,000 principal amount of the notes will be determined by multiplying the conversion rate by the ten day average closing stock price, which equals the average of the closing per share prices of our common stock on the New York Stock Exchange on the ten consecutive trading days beginning on the second trading day following the day the notes are submitted for conversion. We will deliver the conversion value to holders as follows: (1) an amount in cash, which we call the Principal Return, equal to the lesser of (a) the aggregate conversion value of the notes to be converted and (b) the aggregate principal amount of the notes to be converted; and (2) if the aggregate conversion value of the notes to be converted is greater than the Principal Return, an amount in shares determined as set forth below, which we call the Net Shares, equal to the aggregate conversion value less the Principal Return. We will pay the Principal Return and deliver the Net Shares, if any, as promptly as practicable after determination of the difference between the conversion value and the Principal Return. The number of Net Shares to be paid will be determined by dividing the amount by which the conversion value exceeds the Principal Return by the ten day average closing stock price. Our common stock is listed on the New York Stock Exchange under the symbol "CZR." On May 18, 2004, the closing sale price of our common stock on the New York Stock Exchange was $12.75 per share.

        The notes mature on April 15, 2024. We may redeem some or all of the notes at any time on or after April 20, 2009 at a redemption price, payable in cash, at an amount equal to 100% of the principal amount of the notes, plus accrued and unpaid interest and including liquidated damages, if any, up to but not including the date of redemption. Holders may require us to repurchase all or a portion of their notes on April 15, 2009, 2014 and 2019 at 100% of the principal amount of the notes, plus accrued and unpaid interest and including liquidated damages, if any, up to but not including the date of repurchase, payable in cash. Upon a change in control, holders may require us to repurchase all or a portion of their notes, payable in cash equal to 100% of the principal amount of the notes plus accrued and unpaid interest and liquidated damages, if any, up to but not including the date of repurchase.

        The notes are our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior indebtedness and senior to any existing and future subordinated indebtedness. The notes are effectively subordinated to our future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness. The notes are structurally subordinated to all liabilities of our subsidiaries.

        Prior to this offering, the notes were eligible for trading on the PORTAL Market of the Nasdaq Stock Market. The notes sold by means of this prospectus are not expected to remain eligible for trading on the PORTAL Market. We do not intend to list the notes for trading on any national securities exchange or on the Nasdaq National Market.

        Investing in the notes involves risks some of which are described in the "Risk Factors" section beginning on page 8 of this prospectus.

        None of the Securities and Exchange Commission (the "SEC"), any state securities commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Mississippi Gaming Commission, the Louisiana Gaming Control Board, the Delaware State Lottery Office, the Indiana Gaming Commission, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement or any other gaming authority has passed upon the adequacy or accuracy of this prospectus or the investment merits of the notes offered hereby. Any representation to the contrary is unlawful.

The date of this prospectus is            , 2004.

TABLE OF CONTENTS

Documents Incorporated by Reference	ii
Available Information	ii
Special Note Regarding Forward-Looking Statements	iii
Market Data	v
Summary	1
Risk Factors	8
Use of Proceeds	17
Price Range of Common Stock and Dividend Policy	17
Ratio of Earnings to Fixed Charges	17
Regulation and Licensing	18
Description of the Notes	41
Description of Capital Stock	58
Certain United States Federal Income Tax Considerations	60
Selling Security Holders	67
Plan of Distribution	70
Validity of the Securities	72
Experts	72

        In making your investment decision, you should rely on the information contained in this prospectus, including the information we are incorporating by reference, and your own examination of us and the terms of the notes. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than date on the front cover of this prospectus.

i

DOCUMENTS INCORPORATED BY REFERENCE

        We are "incorporating by reference" into this prospectus certain information we file with the United States Securities and Exchange Commission (the "SEC"), which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about us and our finances. This prospectus incorporates by reference:

  •
  Our annual report on Form 10-K for the year ended December 31, 2003.

  •
  Our quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

  •
  Our current report on Form 8-K, dated April 22, 2004, filed on April 22, 2004.

  •
  Our current report on Form 8-K dated May 7, 2004, filed on May 10, 2004.

  •
  Our current report on Form 8-K dated May 11, 2004, filed on May 13, 2004.

        All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange (the "Exchange Act") Act from the date of this prospectus to the end of the offering of the notes and common stock under this document shall also be deemed to be incorporated herein by reference and will automatically update information in this prospectus.

        You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Investor Relations
Caesars Entertainment, Inc.
3930 Howard Hughes Parkway
Las Vegas, NV 89109
(702) 699-5000

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

AVAILABLE INFORMATION

        We are subject to the informational reporting requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements and other information with the SEC. The reports, proxy and information statements and other information may be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Office: 233 Broadway, New York, New York 10279. You may obtain copies of such material from the SEC by mail at prescribed rates. You should direct requests to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a website (http://www.sec.gov) that contains the reports, proxy statements and other information filed by us. Our common stock is listed on the New York Stock Exchange under the symbol "CZR." You may inspect information filed by us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, for so long as any of the notes remain outstanding, we have agreed to make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act of 1933, as amended (the "Securities Act"). You may obtain information, including the documents incorporated by reference, from us, 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109, Attention: Investor Relations, telephone (702) 699-5000 or toll free (877) 773-6973 or through our website at www.caesars.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that involve a number of risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. The forward-looking statements include statements that reflect management's beliefs, plans, objectives, goals, expectations, anticipations, intentions with respect to our financial condition, results of operations, future performance and business, including statements relating to our business strategy and our current and future development plans.

        Further, statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or other words or expressions of similar meaning, may identify forward-looking statements. These statements reflect our judgment on the date they are made, and we undertake no duty to update such statements in the future. Such statements include information relating to plans for future expansion and other business development activities as well as capital spending, financing and the effects of regulation (including gaming and tax regulation) and competition. From time to time, oral or written forward-looking statements are also included in our periodic reports on Forms 10-K, 10-Q and 8-K, press releases and other materials released to the public.

        Although we believe that the expectations in these forward-looking statements are reasonable, any or all of the forward-looking statements in this report and in any other public statements that are made may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this report, such as the competitive environment and government regulation, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this prospectus that we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our reports filed with the SEC on Forms 10-K, 10-Q and 8-K should be consulted. The following discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business includes factors that management believes could cause our actual results to differ materially from expected and historical results. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

        Presently known risk factors include, but are not limited to the following:

  •
  Our operations are affected by changes in local and national general economic and market conditions in the locations where those operations are conducted and where customers live.

  •
  Our ability to meet our debt service obligations and to refinance existing debt will depend on our future performance and other conditions or events, which will be subject to many factors that are beyond our control.

  •
  Our Nevada properties are adversely affected by disruptions in air travel.

  •
  All of our Las Vegas properties are in close proximity to each other. Our Atlantic City properties are also in close proximity to each other. If a natural disaster or calamity occurs in either market that affects these properties, our results may be impacted.

  •
  We operate in very competitive environments, particularly Las Vegas, Atlantic City and Mississippi. To the extent that hotel and/or casinos are expanded by others in markets in which we operate, competition will increase, and the increased competition could adversely impact our future operations. The growth in the number of guest rooms and casino capacity in Las Vegas, including a new resort casino currently under construction, and Atlantic City, in which a new hotel casino has recently opened, may negatively affect our operating results. Additionally, the establishment of gaming operations on Native American lands in the states of New York, California, and Arkansas and any other states near our existing operations could adversely affect the operations of our properties. The expansion of state-owned or mandated racinos in our existing markets and adjoining states could also adversely affect our properties.

  •
  As discussed under the caption "Regulation and Licensing," our gaming operations are highly regulated by governmental authorities, and the gaming operations are subject to periodic reviews and audits by the governmental authorities. We will also become subject to regulation in any other jurisdiction where we conduct gaming in the future.

  •
  Our properties face a variety of risks that may result in loss. Specifically, several of our properties are located in coastal areas and are subject to wind and flood damage from storms. In addition, all our properties could be considered at risk for terrorist or other hostile acts, and our properties can be victims of criminal acts by patrons and others. Conditions in the insurance marketplace have made it more difficult to purchase insurance on economically reasonable terms. As a result, we are now subject to significantly higher self-insured retentions on virtually all our insurance coverages, and we do not carry insurance against terrorist acts. For all these reasons, we are at a greater risk of loss than we have been in the past.

  •
  Changes in applicable laws or regulations could have a significant effect on our operations. Our ability to comply with gaming regulatory requirements, as well as possible changes in governmental and public acceptance of gaming, could materially adversely affect our business.

  •
  The terrorist attacks of September 11, 2001 and the potential for future terrorist attacks or acts of war or hostility have created economic and political uncertainties that could adversely impact our business levels and results of operations. Leisure and business travel, especially travel by air to Las Vegas, is sensitive to global geopolitical events.

  •
  Our properties are large consumers of electricity and other energy. Accordingly, the recent increases in energy costs may continue to have a negative impact on our operating results.

  •
  Additionally, higher energy and gasoline prices that affect our customers may adversely impact the number of customers who visit our properties and adversely impact our revenues.

  •
  Any future construction can be affected by a number of factors, including time delays in obtaining necessary governmental permits and approvals, legal challenges and the ability to obtain at reasonable rates appropriate insurance coverage for such projects. Changes may be made in a project's scope, budgets and/or schedules for competitive, aesthetic or other reasons, and these changes may also result from circumstances beyond our control. These circumstances include weather interference, shortages of materials and labor, work stoppages, labor disputes, unforeseen engineering, environmental or geological problems and unanticipated cost increases. Any circumstances could give rise to delays in the completion of any project we undertake and/or cost overruns.

  •
  Our development projects are subject to many factors, some of which are beyond our control. Development projects are dependent on factors such as reaching definitive agreements with third parties, securing sites and land, obtaining requisite governmental approvals and competing for such development projects with other gaming and resort companies. Further, while we are pursuing and will continue to pursue development opportunities, there can be no assurance that such opportunities will become operational.

  •
  Some of our properties are located in countries outside the United States where political and economic instability exposes us to additional risk. Such risks range from currency fluctuation risk, which could increase the volatility of our results from such operations, to outright expropriation. In addition, the system of laws in these jurisdictions may be different from the laws in the United States. As a result, we may be subject to outcomes in legal disputes that are different from what might be expected in the United States.

  •
  The gaming industry represents a significant source of tax revenues to the state, county and local jurisdictions in which our properties operate. From time to time, state and federal legislators and officials have proposed increasing tax rates and other charges and levies assessed against gaming operations, or in the administration of the laws affecting the gaming industry. If taxes are increased, such increase will negatively impact our cash flows and could impact our ability to meet debt service requirements and, depending on the level of taxation, would adversely affect our business.

  •
  Claims have been brought against us in various legal proceedings, and additional legal and/or regulatory claims may arise from time to time. While we believe that the ultimate disposition of current matters will not have a material impact on our financial condition or results of operations, it is possible that our cash flows and results of operations could be affected from time to time by the resolution of one or more of these contingencies.

MARKET DATA

        Market data used throughout this prospectus including information relating to our relative position in the casino and gaming industry is based on our good faith estimates, which estimates we based upon our review of internal surveys, independent industry publications and other publicly available information. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

v

SUMMARY

        The following summary highlights selected information from this document and may not contain all the information that may be important to you. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus and the documents incorporated by reference, including the section entitled "Risk Factors" and the financial statements and related notes included in the documents incorporated by reference. The terms "Caesars Entertainment," "we," "our," and "us," as used in this prospectus, refer to Caesars Entertainment, Inc. and its subsidiaries and/or affiliates as a combined entity, except where it is clear that the terms mean only Caesars Entertainment, Inc.

Caesars Entertainment, Inc.

        We are one of the largest casino/hotel operators in the United States, and we have a significant presence in Nevada, New Jersey and Mississippi, the three largest state gaming markets in the United States. We operate 29 properties with approximately 29,000 guest rooms and more than two million square feet of casino space.

        Our properties are operated under the following brands: Caesars, Bally's, Flamingo, Grand Casinos, Hilton, and Paris. We employ approximately 55,000 people worldwide and our corporate headquarters is located in Las Vegas, Nevada. We reported net revenue of $4.5 billion in 2003.

        In December 1998, we became a separate and independent public company when Hilton Hotels Corporation divested its gaming operations through a tax-free distribution of our common shares to Hilton's stockholders. At the same time, we acquired the Mississippi gaming operations of Grand Casinos, Inc. through a merger. In December 1999, we acquired all of the outstanding stock of Caesars World, Inc. and interests in several other gaming entities from Starwood Hotels & Resorts Worldwide, Inc.

        The following table presents selected statistics about our properties as of March 31, 2004. Except where noted, we own, through our subsidiaries, a 100% interest in each of these properties.

Name and Location	Approximate Casino Square Footage(1)	Approximate Number of Slots	Approximate Number of Tables	Approximate Number of Rooms/Suites
Western Region:
Caesars Palace	166,000	1,913	120	2,408
Paris Las Vegas	85,000	1,558	98	2,916
Bally's Las Vegas	83,000	1,524	61	2,814
Flamingo Las Vegas	77,000	1,619	92	3,455
Las Vegas Hilton(2)	74,000	1,414	49	2,968
Caesars Tahoe(3)	42,000	1,085	57	440
Reno Hilton	107,000	1,330	47	1,995
Flamingo Laughlin	57,000	1,416	51	1,907
Eastern Region:
Bally's Atlantic City	225,000	6,144	197	1,745
Caesars Atlantic City	125,000	3,408	127	1,140
Atlantic City Hilton	60,000	2,019	85	804
Dover Downs(4)	80,000	2,000	—	232
Mid-South Region:
Grand Casino Biloxi	134,000	2,792	85	975
Grand Casino Gulfport	102,000	2,147	71	1,001
Grand Casino Tunica	136,000	2,524	81	1,356
Sheraton Casino & Hotel	33,000	1,387	37	134
Bally's Casino Tunica	40,000	1,307	37	238
Caesars Indiana(5)	87,000	2,469	141	503
Bally's Casino New Orleans	30,000	1,221	30	—
International Region:
Conrad Jupiters Gold Coast(6)	68,000	1,403	103	594
Conrad Treasury Brisbane(6)	71,000	1,329	88	130
Conrad Punta del Este Resort and Casino(7)	45,000	552	71	302
Casino Nova Scotia-Halifax(8)	32,000	755	34	352
Casino Nova Scotia-Sydney(8)	16,000	375	10	—
Casino Windsor(9)	100,000	3,298	85	389
Caesars Gauteng(10)	105,000	1,500	50	276
S.S. Crystal Harmony(11)	3,000	87	8	—
S.S. Crystal Symphony(11)	4,000	115	8	—
S.S. Crystal Serenity(11)	4,000	93	8	—

(1)
Includes square footage attributable to race and sports books.

(2)
On December 24, 2003, we entered into a definitive agreement to sell the Las Vegas Hilton. The transaction is expected to close by the end of the second quarter of 2004.

(3)
We lease the building that houses the hotel and casino and lease the underlying land pursuant to a long-term ground and structure lease.

(4)
We provide management services to the casino at the Dover Downs racetrack in Delaware. Our management agreement with Dover Downs expires in December 2004.

(5)
We manage Caesars Indiana and own an 82 percent interest in a joint venture that owns this property.

(6)
We provide management services to these properties.

(7)
We have a 46.4 percent ownership interest in and manage this property.

(8)
We have a 95 percent interest in Metropolitan Entertainment Group, which operates the two properties on behalf of the Nova Scotia Gaming Corporation pursuant to an operating contract.

(9)
We have a 50 percent interest in Windsor Casino Limited, which operates Casino Windsor. The province of Ontario owns the complex.

(10)
We have a 25 percent interest in a joint venture that owns Caesars Gauteng and a 50 percent interest in a joint venture that manages Caesars Gauteng.

(11)
We operate the Caesars Palace at Sea casinos on three cruise ships owned by Crystal Cruises, Inc.

        We were incorporated in Delaware in 1998, and our principal executive offices are located at 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109. Our telephone number is (702) 699-5000. Our website address is www.caesars.com. Information on our website does not constitute part of this prospectus.

The Notes

Issuer	Caesars Entertainment, Inc.
Securities Offered	$375.0 million aggregate principal amount of Floating Rate Contingent Convertible Senior Notes Due 2024.
Maturity	April 15, 2024.
Ranking
The notes are our senior unsecured obligations and rank equally in right of payment with our existing and future senior indebtedness and senior to any existing and future subordinated indebtedness. The notes are effectively subordinated to our future secured indebtedness, if any, to the extent of the value of the assets securing that secured indebtedness. As of March 31, 2004, after giving pro forma effect to the issuance and sale of the notes and the application of the net proceeds from the sale, we had outstanding no senior secured indebtedness, $2.1 billion of senior unsecured indebtedness ranking pari passu with the notes and $1.6 billion of additional availability under our credit agreement, which if drawn would rank pari passu with the notes. The notes are not guaranteed by our subsidiaries and are effectively subordinated to our subsidiaries' existing and future liabilities, including guarantees of our indebtedness. As of March 31, 2004, our subsidiaries had approximately $4 million of indebtedness outstanding.
Interest
The notes bear interest at an annual rate equal to 3-month LIBOR, adjusted quarterly. Interest is payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, each an interest payment date, beginning July 15, 2004.
Conversion Rights	Holders may surrender notes for conversion into cash and shares of our common stock prior to the maturity date in the following circumstances:
•
during any fiscal quarter commencing after the date of original issuance of the notes, if the common stock price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the fiscal quarter preceding the quarter in which the conversion occurs is more than 120% of the Conversion Price in effect on that 30th trading day;
• if we have called the particular notes for redemption and the redemption has not yet occurred;
•
during the five trading day period immediately after any five consecutive trading day period in which the trading price of $1,000 principal amount of the notes for each day of such five consecutive trading day period was less than 95% of the product of the common stock price on such day multiplied by the Conversion Rate on such day; or
• upon the occurrence of specified corporate transactions described under "Description of the Notes—Conversion Rights."

Upon the occurrence of any of the circumstances described above, holders may convert any outstanding notes into cash and shares of our common stock at an initial "Conversion Price" per share of $22.29. This represents a "Conversion Rate" of approximately 44.8632 shares of common stock per $1,000 principal amount of notes. Subject to certain exceptions described in "Description of the Notes," once notes are tendered for conversion, the value (the "Conversion Value") of the cash and shares of our common stock, if any, to be received by a holder converting $1,000 principal amount of the notes will be determined by multiplying the Conversion Rate by the Ten Day Average Closing Stock Price (as defined below). We will deliver the Conversion Value to holders as follows: (1) an amount in cash (the "Principal Return") equal to the lesser of (a) the aggregate Conversion Value of the notes to be converted and (b) the aggregate principal amount of the notes to be converted, (2) if the aggregate Conversion Value of the notes to be converted is greater than the Principal Return, an amount in whole shares (the "Net Shares"), determined as set forth below, equal to such aggregate Conversion Value less the Principal Return (the "Net Share Amount"), and (3) an amount in cash in lieu of any fractional shares of common stock. We will pay the Principal Return and cash in lieu of fractional shares and deliver the Net Shares, if any, as promptly as practicable after determination of the Net Share Amount. The number of Net Shares to be paid will be determined by dividing the Net Share Amount by the Ten Day Average Closing Stock Price. The Ten Day Average Closing Stock Price will be the average of the closing per share prices of our common stock on the New York Stock Exchange on the ten consecutive trading days beginning on the second trading day following the day the notes are submitted for conversion.
In certain circumstances the Conversion Price will be subject to adjustment. See "Description of the Notes—Conversion Rights—Conversion Price Adjustments."

If we declare a cash dividend or cash distribution to all or substantially all of the holders of our common stock, the Conversion Price shall be decreased to equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such dividend or distribution by the following fraction:
(Pre-Dividend Sale Price—Dividend Adjustment Amount) (Pre-Dividend Sale Price)

"Pre-Dividend Sale Price" means the average common stock price for the three consecutive trading days ending on the trading day immediately preceding the record date for such dividend or distribution. "Dividend Adjustment Amount" means the full amount of the dividend or distribution to the extent payable in cash applicable to one share of our common stock.

The "common stock price" on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for our common stock as reported in composite transactions on the principal United States securities exchange on which our common stock is traded or, if our common stock is not listed on a United States national or regional securities exchange, as reported by The Nasdaq System.
A "trading day" means any regular or abbreviated trading day of the New York Stock Exchange.

Upon conversion of the notes, the holder will not receive any additional cash payment representing accrued but unpaid interest or liquidated damages, if any. See "Description of the Notes—Conversion Rights."
Optional Redemption
Other than as may be required by applicable gaming regulations, we cannot redeem the notes before April 20, 2009. We may redeem some or all of the notes at any time on or after April 20, 2009, at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including liquidated damages), if any, up to but not including the date of redemption, payable in cash. See "Description of the Notes—Optional Redemption of the Notes."
Repurchase of Notes at the Option of the Holder
Holders may require us to repurchase all or a portion of their notes on April 15, 2009, 2014 and 2019 for a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including liquidated damages), if any, up to but not including the date of repurchase, payable in cash. See "Description of the Notes—Repurchase of Notes at the Option of the Holder."
Change in Control
If a change in control, as that term is defined in "Description of the Notes—Right to Require Repurchase of Notes upon a Change in Control," occurs, holders will have the right to require us to repurchase all or a portion of their notes for a period of time after the change in control. The repurchase price will be equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including liquidated damages), if any, up to but not including the date of repurchase, payable in cash.
Sinking Fund	None.
Use of Proceeds
The net proceeds from the sale of the securities by this prospectus will be received by the selling securityholders. We will not receive any of the proceeds from any sale by any selling securityholder of the securities covered by this prospectus.

Book-Entry Form
The notes were issued in book-entry form and are represented by permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the securities are shown on, and transfers are effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances. See "Description of the Notes—Book-Entry System."
Risk Factors	See "Risk Factors" and the other information in, and incorporated by reference into, this prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.
Listing of Common Stock	Our common stock is listed on the New York Stock Exchange under the symbol "CZR."

RISK FACTORS

        You should carefully consider the following factors in addition to the other information set forth in this prospectus and the documents incorporated by reference herein before making an investment in the notes. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Business

The gaming industry is highly competitive.

        There is intense competition in the gaming industry. The construction of new properties or the enhancement or expansion of existing properties in any market in which we operate, or nearby our properties or where our customers live, would have a negative impact on our business in that market.

        In Atlantic City, New Jersey, we compete with nine other hotel casinos on or near the Atlantic City Boardwalk. The Borgata, a new 2,000-room hotel casino opened in July 2003 in Atlantic City. This project represents a significant increase in capacity in that market. Other competitors in Atlantic City have recently completed expansions of their hotels, and others have announced expansion projects. The State of New Jersey has from time to time considered approving video lottery terminals ("VLTs") at the racetracks in the state and increasing certain taxes that may impact the gaming industry, including a proposed increase in the gross gaming tax from 8% to 10%. Current circumstances indicate a change in policy away from such considerations; however, if VLTs are approved, it could adversely affect our operations, and an increase in the gross gaming tax without a significant simultaneous increase in revenue would adversely affect our results of operations.

        In Las Vegas, we compete with numerous other casino properties on or near the Las Vegas Strip. Several of our competitors in Las Vegas, Nevada have expanded or are currently expanding their operations with new hotel towers, adding a significant number of new hotel rooms to the Las Vegas market. In addition, Wynn Resorts is constructing a new 2,700-room hotel casino expected to be completed in 2005.

        In Mississippi, we compete with ten other casino properties on or near the Mississippi Gulf Coast. In Biloxi, Mississippi, a new competitor has broken ground on a 306-room hotel casino, which will include 48,500 square feet of gaming space. The hotel casino is expected to be completed in late summer of 2005. This will be the first new casino to open on the Mississippi Gulf Coast since 1999. In northern Mississippi, we compete with six casino properties located in Tunica County, Mississippi.

        Our businesses may be adversely impacted (i) by the additional gaming and room capacity generated by this increased competition in Atlantic City, Las Vegas and the Gulf Coast and/or (ii) by other projects not yet announced in any other markets. In addition, our operations in Laughlin, Nevada and Northern Nevada have been adversely impacted and will continue to be adversely impacted by the expansion of Native American gaming in California and Arizona.

        The business at our casino hotels will also be adversely affected if gaming were to be newly legalized or expanded under the laws of any state or locale located near our existing properties. Particularly, the legalization of gaming operations in locations near Las Vegas, Atlantic City or Mississippi will negatively affect our properties located there. We understand that several states surrounding our existing operations, including Pennsylvania, Maryland, Delaware and Kentucky, are considering the legalization of some form of casino and/or slot gaming or the expansion of existing gaming activities. The legalization of any form of casino gaming in these or other states could adversely affect our operating results.

        We also compete with legalized gaming from casinos located on Native American tribal lands. In October 2001, the New York State Legislature enacted a bill, which the governor signed, authorizing a total of six Native American casinos in the State of New York—three in Western New York and three in the Catskill Region—and approved the use of VLTs at racetracks and authorized the participation of New York State in a multi-state lottery. The first operations of VLTs at racetracks opened in January 2004, with seven other operations scheduled to open in New York during the remainder of the year. This could adversely affect visitation of our Atlantic City properties from New York. In California, there has been a proliferation of casino-style gaming on tribal lands, and there is consideration by the governor of California of an initiative to increase the scope of such operations in exchange for tax revenue. The presence of Native American casinos in California has had a negative impact on the results of our Nevada casinos, and an increase in the capacity of those casinos in California can be expected to further impact our Nevada operations.

        Several states are considering or have announced plans to allow VLTs or slot machines at racetracks in consideration of tax revenue from those operations. To the extent that these operations are conducted in states in which we have properties, or in neighboring states, we could be adversely affected.

Our operations are seasonal and can cause our results to vary significantly from quarter to quarter.

        Our operations are seasonal. Specifically, the Las Vegas market and our properties in Las Vegas experience the highest business levels during the first and second calendar quarters, while our Atlantic City operations are adversely impacted by inclement weather, mostly in the first and fourth calendar quarters. Additionally, special events such as a sporting event or a concert, or visits by our premium players, and the timing of holidays can impact our results for the respective period. Overall, we experience the highest business levels in the third calendar quarter and the lowest business levels in the fourth calendar quarter.

The adoption of referenda or the outcomes of litigation may restrict our ability to conduct gaming activities in some jurisdictions.

        In Mississippi, the Mississippi Act (as defined in "Regulation and Licensing—Mississippi Gaming Laws") provides for legalized dockside gaming at the discretion of the fourteen Mississippi counties that border the Gulf Coast or the Mississippi River, but only if the voters in the county have not voted to prohibit gaming in that county. In recent years, anti-gaming groups have proposed for adoption through the initiative and referendum process certain amendments to the Mississippi Constitution that would prohibit gaming in the state. The proposals were declared illegal by Mississippi courts. If another such proposal were to be offered, and if a sufficient number of signatures were to be gathered to place a legal initiative on the ballot, it would be possible for the voters of Mississippi to consider such a proposal in November of 2006. While we are unable to predict whether such an initiative will appear on a ballot or the likelihood of such an initiative being approved by the voters, if such an initiative were passed, it would have a significant adverse effect on us and on our Mississippi gaming operations.

        In April 2000, we entered into an agreement with the Saint Regis Mohawk Tribe to develop and manage gaming facilities in the State of New York. In November 2001, we signed comprehensive development and management agreements that will govern the construction and operation of the Tribe's planned $500 million casino and resort complex, which agreements were subsequently amended in November 2003. In October 2001, the New York State Legislature enacted a bill, which the governor signed, authorizing a total of six Indian casinos in the State of New York—three in Western New York and three in the Catskill Region. The legislation also gives the governor the authority to negotiate state compacts with the tribes without further approval by the legislature. The constitutionality of the legislation was challenged, and on July 17, 2003, the Supreme Court of the State of New York granted defendants' summary judgment motions, upholding the constitutionality of the legislation and dismissing plaintiffs' complaints in their entirety. The plaintiffs appealed this decision, and both sides were heard in December 2003. A decision on the appeal has not been issued.

The gaming industry is highly regulated, and we must adhere to various regulations and maintain our licenses to continue our operations.

        Each of our casinos is subject to extensive regulation under the laws, rules and regulations of the jurisdiction where it is located or docked. These laws, rules and regulations generally concern the responsibility, financial stability and character of the owners, managers, and persons with financial interests in the gaming operations. Some jurisdictions, however, empower their regulators to investigate participation by licensees in gaming outside their jurisdiction and require access to and periodic reports concerning the gaming activities. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. For a summary of gaming regulations that affect our business, see "Regulation and Licensing." The regulatory environment in any particular jurisdiction may change in the future, and any such change could have a material adverse effect on our results of operations. We will also become subject to regulation in any other jurisdiction where we conduct gaming in the future.

Increased state taxation of gaming and hospitality revenues could adversely affect our results of operations.

        The general economic downturn has increased the need for state and local governments to fund budget deficits in many of the states where we have operations. In partial response, several state legislatures are currently considering proposals to increase existing taxes and/or enact new taxes on businesses operating within the state, or in some cases by specifically targeting additional tax measures at hotel casinos. These taxes may be significant and could adversely affect our results of operations. We cannot predict whether tax proposals will be enacted, and if so, what final form such new legislation will take, nor can we predict whether other states will ultimately enact similar proposals.

Energy price increases may adversely affect our costs of operations and our revenues.

        Our casino properties use significant amounts of electricity, natural gas and other forms of energy. While no shortages of energy have been experienced, substantial increases in the cost of electricity in the United States will negatively affect our operating results. The extent of the impact is subject to the magnitude and duration of the energy price increases, but this impact could be material. In addition, higher energy and gasoline prices which affect our customers may result in reduced visitation to our properties and a reduction in revenues.

A downturn in general economic conditions may adversely affect our results of operations.

        Our business operations are affected by international, national and local economic conditions. A recession or downturn in the general economy, or in a region constituting a significant source of customers for our properties, could result in fewer customers visiting our properties and a reduction in spending by customers who do visit our properties, which would adversely affect our revenues.

Acts of terrorism, as well as other factors affecting discretionary consumer spending and air travel, have impacted our industry and may harm our operating results and our ability to insure against certain risks.

        The terrorist attacks of September 11, 2001 had a significant impact on the travel and tourism industries in which we operate. In general, our Nevada properties are adversely affected by disruptions in air travel, regardless of cause. The significant reduction in both business and leisure air travel following the September 11th event significantly reduced visitation to our Las Vegas properties, with the result that our operating results declined significantly. Our properties in markets outside of Las Vegas, which are not as dependent on air travel, did not experience as much business disruption. These events, the potential for future terrorist attacks, the national and international responses to terrorist attacks and other acts of war or hostility have created many economic and political uncertainties that could adversely affect our business and results of operations. Future acts of terror in the United States or an outbreak of hostilities involving the United States may again reduce our guests' willingness to travel, with the result that our operations will suffer.

        Partly as a consequence of the events of September 11, 2001, and the threat of similar events in the future, premiums for a variety of insurance products have increased sharply, and some types of insurance coverage are simply no longer available. Although we endeavor to obtain and maintain insurance covering extraordinary events that would affect our properties, conditions in the marketplace have made it prohibitive for us to maintain insurance against losses and interruptions caused by terrorist acts and acts of war. If any such event were to affect part or all of one or more of our properties, we would likely suffer a substantial loss.

Our properties face a variety of risks that may result in loss.

        All our Las Vegas properties are in close proximity to each other. Our Atlantic City properties are also in close proximity to each other. If a natural disaster or calamity occurs in either market that affects these properties, our results may be impacted. Specifically, several of our properties are located in coastal areas and are subject to wind and flood damage from storms. In addition, all our properties could be considered at risk for terrorist or other hostile acts, and our properties can be victims of criminal acts by patrons and others. Conditions in the insurance marketplace have made it more difficult to purchase insurance on economically reasonable terms. As a result, we are now subject to significantly higher self-insured retentions on virtually all our insurance coverages, and we do not carry insurance against terrorist acts. For all these reasons, we are at a greater risk of loss than we have been in the past.

Our substantial and expanding international operations are subject to uncertainties that could affect our operating results.

        Certain of our properties are located in countries outside the United States where political and economic instability exposes us to additional risk. Such risks range from currency fluctuation risk, which could increase the volatility of our results from such operations, to outright expropriation. In addition, the system of laws in these jurisdictions may be different from the laws in the United States. As a result we may be subject to outcomes in legal disputes that are different from what might be expected in the United States.

The completion of our development projects are subject to many factors, some of which are beyond our control.

        Development projects are dependent on factors such as reaching definitive agreements with third parties, securing sites and land, obtaining requisite governmental approvals and competing for such development projects with other gaming and resort companies. Further, while we are pursuing and will continue to pursue development opportunities, there can be no assurance that such opportunities will become operational. Changes may be made in a project's scope, budgets and/or schedules for competitive, aesthetic or other reasons, and these changes may also result from circumstances beyond our control. These circumstances include weather interference, shortages of materials and labor, work stoppages, labor disputes, unforeseen engineering, environmental or geological problems and unanticipated cost increases. Any circumstances could give rise to delays in the completion of any project we undertake and/or cost overruns.

New construction and renovations of existing properties are subject to risks that may adversely affect timing and costs, many of which are beyond our control.

        We have various construction and renovation projects ongoing at any given time. Any existing or future construction can be affected by a number of factors, including time delays in obtaining necessary governmental permits and approvals, legal challenges, the ability to obtain appropriate insurance coverage at reasonable rates for such projects and other unanticipated costs.

Risks Related to Investment in the Notes and Our Common Stock

Our substantial indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the notes.

        At March 31, 2004, after giving pro forma effect to the issuance of the notes, we had total consolidated indebtedness of approximately $4.5 billion, of which $2.1 billion ranks pari passu with the notes, and stockholders' equity of approximately $3.2 billion. After giving pro forma effect to the issuance of the notes and the application of the use of proceeds, as of March 31, 2004, we would have had $639 million outstanding under our $2.2 billion revolving credit facilities.

        The notes do not restrict our ability to borrow additional funds in the future, nor do they provide holders any protection should we be involved in a highly leveraged transaction. If we add new indebtedness to our anticipated debt levels following or prior to an acquisition, it could increase the related risks that we face.

        Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  limit our ability to satisfy our obligations with respect to the notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate activities;

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  limit our flexibility in planning for, or reacting to, changes in our business and industry;

  •
  place us at a competitive disadvantage compared to other less leveraged competitors; and

  •
  limit our ability to borrow additional funds.

Servicing our indebtedness will require a significant amount of cash and our ability to generate sufficient cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures depends on our ability to generate cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. Historically, we have depended on the debt capital markets as a source of financing, as well as on availability under our credit facilities. Our ability to borrow funds under our credit facilities in the future will depend on our meeting the financial covenants in the agreements, including an interest coverage test and a leverage ratio test. We cannot assure you that our business will generate cash flow from operations, that we will continue to have access to the debt capital markets or that future borrowings will be available to us under our credit facilities in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow or refinance our indebtedness on commercially reasonable terms would have a material adverse effect on our financial condition, results of operations and ability to satisfy our obligations under the notes.

We are a holding company and depend on the business of our subsidiaries to satisfy our obligations under the notes.

        We are a holding company. Our subsidiaries conduct substantially all our consolidated operations and own substantially all our consolidated assets. Consequently, our cash flow and our ability to pay our debts depend upon our subsidiaries' cash flow and their payment of funds to us. Our subsidiaries are not obligated to make funds available to us for payment on the notes or otherwise. In addition, our subsidiaries' ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations, legal and regulatory restrictions and economic conditions. These payments may not be adequate to pay interest and principal on the notes when due. In addition, their ability to make payments to us depends on applicable law and debt instruments to which they or we are a party, which may include requirements to maintain minimum levels of working capital and other assets. The notes effectively rank junior to all existing and future liabilities of our subsidiaries, including trade payables. In the event of a bankruptcy, liquidation or dissolution of a subsidiary and following payment of its liabilities, the subsidiary might not have sufficient assets remaining to make any payments to us so that we can meet our obligations as the holding company, including our obligations to you under the notes. As of March 31, 2004, our subsidiaries had approximately $4 million of debt. The indenture governing the notes does not limit the ability of our subsidiaries to incur additional debt.

You are required to dispose of your notes or shares or redeem your notes or shares if any gaming authority finds you unsuitable to hold them.

        By holding the notes, you may be required to be found suitable by the gaming regulatory authorities who have jurisdiction over us and our subsidiaries. Further, you are required to dispose of your notes or shares or redeem your notes or shares if any gaming authority finds you unsuitable to hold them or in order to otherwise comply with gaming laws to which we are subject, as more fully described in the sections entitled "Regulation and Licensing" and "Description of the Notes—Mandatory Disposition Pursuant to Gaming Laws." In addition, by holding the notes, you may be deemed to be a beneficial owner of the shares into which the notes are convertible by certain of the gaming authorities even if none of the events triggering your conversion rights has occurred. As a result, you may be required to dispose of your notes if any gaming authority finds you unsuitable to hold the underlying shares or to otherwise comply with gaming laws to which we are subject if you are deemed to be a beneficial owner of such underlying shares.

We may not have the ability to raise the funds necessary to purchase, or may otherwise be restricted from purchasing, the notes if you exercise your option to require us to purchase the notes or if a change in control event triggers a requirement for us to purchase the notes.

        You may require us to repurchase all or any portion of your notes on certain specified dates. The purchase price is payable in cash and is equal to 100% of the principal amount of the notes plus accrued and unpaid interest, and liquidated damages, if any, up to but not including the repurchase date.

        Upon a change in control under the indenture, we will be required to offer to repurchase all the notes then outstanding for cash. If the purchase price is paid in cash, it will equal 100% of the principal amount of the notes plus accrued and unpaid interest, and liquidated damages, if any, up to but not including the repurchase date. Since the events that constitute a change in control under the indenture will also constitute a change in control under certain of our other outstanding debt, upon each occurrence, we will be required to offer to repurchase such other debt then outstanding. If a change in control were to occur today, we would not have the financial resources available to repay all our debt that would become payable upon a change in control and to repurchase all the notes for cash.

Upon conversion of the notes, you may receive less proceeds than expected because the value of our common stock may decline between the day that you exercise your conversion right and the day the value of your shares is determined.

        The Conversion Value that you will receive upon conversion of your notes is in part determined by the average of the closing price per share of our common stock for the ten trading days beginning on the second trading day after which the notes are tendered for conversion. Accordingly, if the price of our common stock decreases after you tender your notes for conversion, the Conversion Value you receive may be adversely affected.

We may not have sufficient funds to pay the Principal Return on the notes.

        Upon conversion of the notes, we will be required to pay the Principal Return on such notes. If a significant number of holders were to tender their notes for conversion at any given time, we may not have the financial resources available to pay the Principal Return on all such notes tendered for conversion.

Before conversion, holders of the notes will not be entitled to any stockholder rights, but will be subject to all changes affecting our shares.

        If you hold notes, you will not be entitled to any rights with respect to shares of our common stock, including voting rights and rights to receive dividends or distributions. However, the common stock you receive upon conversion of your notes will be subject to all changes affecting our common stock. Except for limited cases under the adjustments to the conversion price, you will be entitled only to rights that we may grant with respect to shares of our common stock if and when we deliver shares to you upon your election to convert your notes into shares. For example, if we seek approval from shareholders for a potential merger, or if an amendment is proposed to our certificate of incorporation or by-laws that requires shareholder approval, holders of notes will not be entitled to vote on the merger or amendment.

The price of our common stock, and therefore the price of the notes, may fluctuate significantly, which may make it difficult for holders to resell the notes or the shares of our common stock issuable upon conversion of the notes when desired or at attractive prices.

        During 2003, the sale price of our common stock on the New York Stock Exchange ranged from $6.50 to $11.09 per share and from January 1, 2004 to May 18, 2004, the price has ranged from $10.93 to $14.60 per share. Our closing sale price on May 18, 2004 was $12.75 per share. Our stock price may fluctuate in response to a number of events and factors, such as variations in operating results, actions by various regulatory agencies, litigation, market perceptions of our financial reporting, changes in financial estimates and recommendations by securities analysts, the actions of rating agencies, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

        Because the notes are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes. Holders who receive common stock upon conversion also will be subject to the risk of volatility and depressed prices of our common stock. In addition, the existence of the notes may encourage short selling in our common stock by market participants because the conversion of the notes could depress the price of our common stock.

Our reported earnings per share may be more volatile because of the conversion contingency provision of the notes.

        Holders of the notes are entitled to convert the notes into cash and shares of our common stock, among other circumstances, if the common stock price for the periods described in this prospectus is more than 120% of the conversion price. Unless and until this contingency or another conversion contingency is met, the shares of our common stock underlying the notes are not included in the calculation of our basic or fully diluted earnings per share. Should this contingency be met, fully diluted earnings per share would, depending on the relationship between the interest on the notes and the earnings per share of our common stock, be expected to decrease as a result of the inclusion of the underlying shares in the fully diluted earnings per share calculation. Volatility in our stock price could cause this contingency to be met in one quarter and not in a subsequent quarter, increasing the volatility of fully diluted earnings per share.

Future issuances of our securities could dilute your ownership.

        A substantial number of shares of our common stock are subject to stock options, and these notes may be converted into shares of common stock. As of May 18, 2004, there were 16,810,733 shares of our common stock underlying vested stock options eligible for sale.

        We may also decide to raise additional funds through public or private debt or equity financing to fund our operations. If we raise funds by issuing equity securities, the percentage ownership of current stockholders will be reduced, and the new equity securities may have rights prior to those of the common stock issuable upon conversion of the notes. We cannot predict the effect, if any, that future sales of our common stock or notes, or the availability of shares of our common stock or notes for future sale, will have on the market price of our common stock or notes. Sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options or warrants or the conversion of the notes), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock and notes.

Anti-takeover provisions may delay or prevent changes in control or deter a third party from acquiring us, limiting our stockholders' ability to profit from such a transaction.

        On December 29, 1998, we adopted a stockholders' rights plan. The rights plan was implemented by declaring a dividend of one preferred share purchase right for each outstanding share of our common stock held on record as of December 30, 1998, and directing the issuance of one preferred share purchase right with respect to each share of our common stock that shall become outstanding thereafter until the rights become exercisable or they expire as described below. Each right initially represents a contingent right to purchase, under certain circumstances, one one-hundredth of a share, called a "unit," of our junior participating preferred stock, par value $1.00 per share, at a price of $40.00 per unit, subject to certain anti-dilution adjustments.

        If we are acquired in a merger or other business combination transaction after a person or group has acquired 15% or more of our common stock or more than 50% of our assets or earning power is sold, each right will entitle its holder to purchase at the right's exercise price a number of the acquiring company's shares of common stock having a market value of twice the right's exercise price. In addition, if a person or group acquires beneficial ownership of 15% or more of our common stock, each right will entitle its holder (other than the acquiring person or group) to purchase, at the right's exercise price, a number of shares of our common stock having a market value of twice the right's exercise price. The rights expire on December 29, 2008, unless redeemed, exchanged or terminated at an earlier date by us. We can redeem the rights in whole but not in part at a price of $.001 per right at any time before the rights become exercisable.

        We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. The application of Section 203 could have the effect of delaying or preventing a change in control of us. Section 203, the stockholder rights plan, and certain provisions of our certificate of incorporation, our bylaws and Delaware corporate law, may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

An active trading market may not develop for these notes.

        There is no public market for the notes. We have been informed that one or more broker-dealers makes a market in the notes. However, they may cease their market-making activity at any time. In addition, the liquidity of the trading market in these notes, and the market price quoted for these notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for these notes.

USE OF PROCEEDS

        We will not receive any proceeds from the resale of the notes or the shares of common stock offered by this prospectus.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock trades on the New York Stock Exchange under the symbol "CZR." The following table sets forth, for the calendar quarters indicated, the high and low sale prices of our common stock on the New York Stock Exchange Composite Tape. On May 18, 2004, the closing price of our common stock was $12.75 per share.

	Common Stock Price
	High	Low
2001
First Quarter	$12.13	$9.29
Second Quarter	12.93	9.55
Third Quarter	12.24	6.00
Fourth Quarter	9.50	6.90
2002
First Quarter	10.98	8.70
Second Quarter	12.93	9.50
Third Quarter	10.53	7.38
Fourth Quarter	8.79	6.06
2003
First Quarter	8.64	6.50
Second Quarter	9.23	6.90
Third Quarter	10.00	8.22
Fourth Quarter	11.09	8.87
2004
First Quarter	13.74	10.93
Second Quarter (through May 18, 2004)	12.01	14.60

        As of May 18, 2004, there were 9,989 holders of record of our common stock.

        We have not paid cash dividends in recent years, and we do not currently anticipate paying cash dividends.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for each of the last five years and the three months ended March 31, 2004 and 2003.

	Three months Ended March 31,		Fiscal Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges	2.5x	1.7x	1.4x	1.7x	1.3x	1.6x	2.1x

        For purposes of calculating the ratio of earnings to fixed charges: (1) earnings represent income from continuing operations before income taxes, minority interest and equity in earnings of unconsolidated affiliates plus fixed charges (reduced by capitalized interest) and cash distributions from unconsolidated affiliates; and (2) fixed charges consist of interest expense, including capitalized interest, amortization of debt issuance costs and an estimate of the interest expense within rental expense.

REGULATION AND LICENSING

        The gaming industry is highly regulated and we must maintain our licenses and pay gaming taxes in order to continue our operations. Each of our casinos is subject to extensive regulation under the laws, rules and regulations of the jurisdiction where located or docked. These laws, rules and regulations generally concern the responsibility, financial stability and character of the owners, managers, and persons with financial interests in the gaming operations. Some jurisdictions, however, empower their regulators to investigate participation by licensees in gaming outside their jurisdiction and require access to and periodic reports concerning the gaming activities. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions.

Nevada Gaming Laws

        The ownership and operation of casino gaming facilities in the State of Nevada are subject to the Nevada Gaming Control Act (the "Nevada Act") and the regulations promulgated thereunder and various local regulations. Our Nevada gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and, depending on the facility's location, the Clark County Liquor and Gaming Licensing Board, Douglas County or the City of Reno, which we refer to collectively as the "Nevada Gaming Authorities."

        The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy that are concerned with, among other things:

  •
  the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity;

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  the establishment and maintenance of responsible accounting practices and procedures;

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  the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

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  the prevention of cheating and fraudulent practices; and

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  providing a source of state and local revenues through taxation and licensing fees.

  •
  Changes in such laws, regulations and procedures could have an adverse effect on our gaming operations.

        Each of our subsidiaries that currently operates a casino in Nevada is required to be licensed by the Nevada Gaming Authorities. The gaming license requires the periodic payment of fees and taxes and is not transferable. We are required to be registered by the Nevada Gaming Commission as a publicly traded corporation and as such, are required periodically to submit detailed financial and operating reports to the Nevada Gaming Commission and furnish any other information that the Nevada Gaming Commission may require. No person may become a stockholder of, or receive any percentage of profits from, a licensed casino without first obtaining licenses and approvals from the Nevada Gaming Authorities. We and our licensed subsidiaries have obtained from the Nevada Gaming Authorities the various registrations, findings of suitability, approvals, permits, and licenses required to engage in gaming activities in Nevada.

        The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, us or any of our licensed subsidiaries in order to determine whether the individual is suitable or should be licensed as a business associate of a gaming licensee. The officers, directors and key employees of Caesars Entertainment may be required to, and those of our licensed subsidiaries must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay for all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.

        If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us or any licensed subsidiary, we and the licensed subsidiary would have to sever all relationships with that person. In addition, the Nevada Gaming Commission may require us or a licensed subsidiary to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

        We and all licensed subsidiaries are required to submit detailed financial and operating reports to the Nevada Gaming Commission. Substantially all material loans, leases, sales of securities and similar financing transactions must be reported to, or approved by, the Nevada Gaming Commission.

        If the Nevada Gaming Commission determined that we or a licensed subsidiary violated the Nevada Act, it could limit, condition, suspend or revoke our gaming licenses. In addition, we, the licensed subsidiary, and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Gaming Commission. Further, a supervisor could be appointed by the Nevada Gaming Commission to operate a licensed subsidiary's gaming establishment and, under specified circumstances, earnings generated during the supervisor's appointment, except for the reasonable rental value of the premises, could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any gaming license of a licensed subsidiary and the appointment of a supervisor could, or revocation of any gaming license would, have a material adverse effect on our gaming operations.

        Any beneficial holder of our common stock, or any of our other voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have that person's suitability as a beneficial holder of our voting securities determined if the Nevada Gaming Commission has reason to believe that the ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

        The Nevada Act requires any person who acquires a beneficial ownership of more than 5 percent of our voting securities to report such acquisition to the Nevada Gaming Commission. The Nevada Act requires that beneficial owners of more than 10 percent of our voting securities apply to the Nevada Gaming Commission for a finding of suitability within thirty days after the Chairman of the Nevada Gaming Control Board mails the written notice requiring such filing. An "institutional investor," as defined in the Nevada Act, which acquires beneficial ownership of more than 10 percent, but not more than 15 percent, of our voting securities may apply to the Nevada Gaming Commission for a waiver of a finding of suitability if the institutional investor holds our voting securities for investment purposes only. Under certain circumstances, an institutional investor which has obtained a waiver can hold up to 19 percent of our voting securities for a limited period of time and maintain the waiver. An institutional investor will be deemed to hold our voting securities for investment purposes if it acquired and holds our voting securities in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly:

  •
  the election of a majority of the members of the our board of directors;

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  any change in our corporate charter, bylaws, management, policies or operations, or any of its gaming affiliates; or

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  any other action which the Nevada Gaming Commission finds to be inconsistent with holding our voting securities for investment purposes only.

        Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:

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  voting on all matters voted on by stockholders;

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  making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

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  other activities as that the Nevada Gaming Commission may determine to be consistent with investment intent.

        If the beneficial holder of our voting securities who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

        Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or by the Chairman of the Nevada Gaming Control Board may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of our voting securities beyond such period of time as may be prescribed by the Nevada Gaming Commission may be guilty of a criminal offense. We will be subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us or a licensed subsidiary, we:

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  pay that person any dividend or interest upon any of our voting securities;

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  allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person;

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  pay remuneration in any form to that person for services rendered or otherwise; or

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  fail to pursue all lawful efforts to require such unsuitable person to relinquish the voting securities including, if necessary, the immediate purchase of such voting securities for cash at fair market value.

        Additionally, the Clark County Liquor and Gaming Licensing Board has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming licensee.

        The Nevada Gaming Commission may, in its discretion, require the holder of any debt security of a registered publicly traded corporation, to file applications, be investigated and be found suitable to own the debt security of the registered corporation. If the Nevada Gaming Commission determines that a person is unsuitable to own the security, then pursuant to the Nevada Act, the registered publicly traded corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Gaming Commission, it:

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  pays to the unsuitable person any dividend, interest or any distribution whatsoever;

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  recognizes any voting right by such unsuitable person in connection with such securities;

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  pays the unsuitable person remuneration in any form; or

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  makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

        We are required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make the disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner of any of our voting securities. The Nevada Gaming Commission has the power to require our stock certificates to bear a legend indicating that the securities are subject to the Nevada Act. To date, the Nevada Gaming Commission has not imposed that requirement on us.

        We may not make a public offering of our securities without the prior approval of the Nevada Gaming Commission if we intend to use the securities or the proceeds there from to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for those purposes. On December 19, 2002, the Nevada Gaming Commission granted us prior approval to make public offerings for a period of two years, subject to specified conditions, which we refer to as the "shelf approval." The shelf approval also applies to any company we wholly own that is a publicly traded corporation or would become a publicly traded corporation pursuant to a public offering. The shelf approval also includes approval for the licensed subsidiaries to guarantee any security issued by, and to hypothecate their assets to secure the payment or performance of any obligations issued by, us or an affiliate in a public offering under the shelf approval. The shelf approval also includes approval to place restrictions upon the transfer of and enter into agreements not to encumber the equity securities of the licensed subsidiaries, which we refer to as "stock restrictions." The shelf approval, however, may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Gaming Control Board. The shelf approval does not constitute a finding, recommendation or approval of the Nevada Gaming Authorities as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered by the prospectus. Any representation to the contrary is unlawful.

        Prior approval of the Nevada Gaming Commission must be obtained with respect to a change in control of us through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby the person obtains control of us. Entities seeking to acquire control of a registered publicly traded corporation must satisfy the Nevada Gaming Control Board and Nevada Gaming Commission in a variety of stringent standards before assuming control of the registered corporation. The Nevada Gaming Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

        The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licenses, and registered publicly traded corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Gaming Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to:

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  assure the financial stability of corporate gaming operators and their affiliates;

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  preserve the beneficial aspects of conducting business in the corporate form; and

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  promote a neutral environment for the orderly governance of corporate affairs.

        Approvals may be required from the Nevada Gaming Commission before we can make exceptional repurchases of voting securities above their current market price and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by our board of directors in response to a tender offer made directly to its stockholders for the purpose of acquiring control of us.

        License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the licensed subsidiaries respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either:

  •
  a percentage of the gross gaming revenues received;

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  the number of gaming devices operated; or

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  the number of table games operated.

        A live entertainment tax of 10 percent (or in some cases, five percent) is also paid by casino operations where entertainment is furnished in connection with an admission charge, the selling or serving of food or refreshments or the selling of merchandise. Nevada corporate licensees that hold a license as an operator of a slot machine route, or a manufacturer's or distributor's license, also pay fees and taxes to the State of Nevada. The licensed subsidiaries currently pay monthly fees to the Nevada Gaming Commission equal to a maximum of 6.75 percent of gross gaming revenues.

        Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with those persons (collectively, "licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada Gaming Control Board of the licensee's participation in such foreign gaming. The revolving fund is subject to increase or decrease at the discretion of the Nevada Gaming Commission. Thereafter, licensees are required to comply with the reporting requirements imposed by the Nevada Act. A licensee is also subject to disciplinary action by the Nevada Gaming Commission if it:

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  knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation;

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  fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations;

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  engages in activities or enters into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees; or

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  employs, contracts with or associates with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.

        The sale of alcoholic beverages at establishments operated by a licensed subsidiary is subject to licensing, control and regulation by applicable local regulatory agencies. All licenses are revocable and are not transferable. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could, and revocation would, have a material adverse effect upon the operations of the licensed subsidiary.

New Jersey Gaming Laws

        The ownership and operation of casino gaming facilities in Atlantic City are subject to the New Jersey Casino Control Act (the "New Jersey Act"), regulations of the New Jersey Casino Control Commission (the "New Jersey Commission") and other applicable laws. No casino may operate unless it obtains the required permits or licenses and approvals from the New Jersey Commission. The New Jersey Commission is authorized under the New Jersey Act to adopt regulations covering a broad spectrum of gaming and gaming related activities and to prescribe the methods and forms of applications from all classes of licensees. These laws and regulations concern primarily:

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  the financial stability, integrity, responsibility, good character, honesty and business ability of casino service suppliers and casino operators, their directors, officers and employees, their security holders and others financially interested in casino operations;

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  the nature of casino hotel facilities; and

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  the operating methods and financial and accounting practices used in connection with the casino operations.

        The State of New Jersey imposes taxes on gaming operations at the rate of 8 percent of gross gaming revenues. In addition, the New Jersey Act provides for an investment alternative tax of 2.5 percent of gross gaming revenues. This investment alternative tax may be offset by investment tax credits equal to 1.25 percent of gross gaming revenues, which are obtained by purchasing bonds issued by, or investing in housing or other development projects approved by, the Casino Reinvestment Development Authority. In 2003, the New Jersey Legislature also adopted a 4.5% tax on room, food, beverage and entertainment complimentaries, using an assumed room value of $67 that can be recalculated to ensure that New Jersey receives annual revenue from casinos of at least $26 million beginning in 2004. In addition, for State fiscal years 2004 through 2006 the New Jersey Legislature imposed a 7.5% tax on "adjusted net income" (defined as annual net income plus management fees) in calendar year 2002. For holders of more than one casino license, such as Caesars Entertainment, the aggregate amount of this tax may not exceed $10 million annually.

        The New Jersey Commission has broad discretion with regard to the issuance, renewal and revocation or suspension of casino licenses. A casino license is not transferable, is issued for a term of up to one year for the first two renewals and thereafter for a term of up to four years, subject to discretionary reopening of the licensing hearing by the New Jersey Commission at any time. A casino license must be renewed by filing an application which must be acted on by the New Jersey Commission before the license in force expires. The Company's licenses were renewed in May 2004, for a period of four years commencing June 30, 2004. At any time, upon a finding of disqualification or noncompliance, the New Jersey Commission may revoke or suspend a license or impose fines or other penalties.

        The New Jersey Act imposes certain restrictions on the ownership and transfer of securities issued by a corporation that holds a casino license or is deemed a holding company, intermediary company, subsidiary or entity qualifier of a casino licensee. "Security" is defined by the New Jersey Act to include instruments that evidence either a beneficial ownership in an entity, such as common stock or preferred stock, or a creditor interest in an entity, such as a bond, note or mortgage. The New Jersey Act requires that the corporate charter of a publicly traded affiliate of a casino licensee must require that a holder of the company's securities who is disqualified by the New Jersey Commission dispose of the securities. The corporate charter of a casino licensee or any privately-held affiliate of the licensee must:

  •
  establish the right of prior approval by the New Jersey Commission with regard to a transfer of any security in the company; and

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  create the absolute right of the company to repurchase at the market price or purchase price, whichever is less, any security in the company if the New Jersey Commission disapproves a transfer of the security under the New Jersey Act.

        The New Jersey Commission has approved our corporate charter. The corporate charters of our subsidiaries that operate Bally's Atlantic City, the Atlantic City Hilton, and Caesars Atlantic City and

their privately-held affiliates likewise conform to the New Jersey Act's requirements described above for privately-held companies.

        If the New Jersey Commission finds that an individual owner or holder of securities of a corporate licensee or an affiliate of the corporate licensee is not qualified under the New Jersey Act, the New Jersey Commission may propose remedial action, including divestiture of the securities held. If disqualified persons fail to divest themselves of the securities, the New Jersey Commission may revoke or suspend the license. However, if an affiliate of a casino licensee is a publicly traded company, and the New Jersey Commission makes a finding of disqualification with respect to any owner or holder of any security thereof, and the New Jersey Commission also finds that:

  •
  the company has adopted the charter provisions;

  •
  the company has made a good faith effort, including the prosecution of all legal remedies, to comply with any order of the New Jersey Commission requiring the divestiture of the security interest held by the disqualified owner or holder; and

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  the disqualified owner or holder does not have the ability to control the corporate licensee or the affiliate, or to elect one or more members of the board of directors of the affiliate, the New Jersey Commission will not take action against the casino licensee or its affiliate with respect to the continued ownership of the security interest by the disqualified owner or holder.

        For purposes of the New Jersey Act, a security holder is presumed to have the ability to control a publicly traded corporation, or to elect one or more members of its board of directors, and thus require qualification, if the holder owns or beneficially holds 5 percent or more of any class of the equity securities of the corporation, unless the security holder rebuts the presumption of control or ability to elect by clear and convincing evidence. For purposes of determining percentage ownership, debt securities convertible to equity are deemed equity securities. An "institutional investor," as that term is defined under the New Jersey Act, is entitled to a waiver of qualification if it holds less than 10 percent of any class of the equity securities of a publicly traded holding or intermediary company of a casino licensee and:

  •
  the holdings were purchased for investment purposes only;

  •
  there is no cause to believe the institutional investor may be found unqualified; and

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  upon request by the New Jersey Commission, the institutional investor files a certified statement to the effect that it has no intention of influencing or affecting the affairs of the issuer, the casino licensee or its other affiliates. The New Jersey Commission may grant a waiver of qualification to an institutional investor holding 10 percent or more of the securities upon a showing of good cause and if the conditions specified above are met.

        With respect to debt securities, the New Jersey Commission generally requires a person holding 15 percent or more of a debt issue of a publicly traded affiliate of a casino licensee to qualify under the New Jersey Act. We cannot assure you that the New Jersey Commission will continue to apply the 15 percent threshold, and the New Jersey Commission could at any time establish a lower threshold for qualification. The New Jersey Commission may make an exception to the qualification requirement for institutional investors, in which case the institutional holder is entitled to a waiver of qualification if the holder's position in the aggregate is not more than 20 percent of the total outstanding debt of the affiliate and not more than 50 percent of any outstanding publicly traded issue of the debt, and if the institutional investor meets the conditions specified in the above paragraph. As with equity securities, the New Jersey Commission may grant a waiver of qualification to institutional investors holding larger positions upon a showing of good cause and if the institutional investor meets all of the conditions specified in the above paragraph.

        Generally, the New Jersey Commission would require each institutional holder seeking a waiver of qualification to execute a certificate stating that:

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  the holder has reviewed the definition of institutional investor under the New Jersey Act and believes that it meets the definition of institutional investor;

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  the holder purchased the securities for investment purposes only and holds them in the ordinary course of business;

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  the holder has no involvement in the business activities of, and no intention of influencing or affecting the affairs of, the issuer, the casino licensee or any affiliate;

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  if the holder subsequently determines to influence or affect the affairs of the issuer, the casino licensee or any affiliate, it will provide not less than 30 days' notice of its intent and will file with the New Jersey Commission an application for qualification before taking the action; and

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  the holder acknowledges that it is subject to the jurisdiction of the New Jersey Commission and the requirements of the New Jersey Act and the regulations promulgated thereunder.

        Beginning on the date the New Jersey Commission serves notice on a corporate licensee or an affiliate of the corporate licensee that a security holder of the corporation has been disqualified, it will be unlawful for the security holder to:

  •
  receive any dividends or interest upon the securities;

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  exercise, directly or through any trustee or nominee, any right conferred by the securities; or

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  receive any remuneration in any form from the corporate licensee for services rendered or otherwise.

        Persons who are required to qualify under the New Jersey Act because they hold debt or equity securities, and are not already qualified, are required to place the securities into an interim casino authorization trust pending qualification. Unless and until the New Jersey Commission has reason to believe that the investor may not qualify, the investor will retain the ability to direct the trustee how to vote, or whether to dispose of, the securities. If at any time the New Jersey Commission finds reasonable cause to believe that the investor may be found unqualified, it can order the trust to become "operative," in which case the investor will lose voting power, if any, over the securities but will retain the right to petition the New Jersey Commission to order the trustee to dispose of the securities.

        Once an interim casino authorization trust is created and funded, and regardless of whether it becomes operative, the investor has no right to receive a return on the investment until the investor becomes qualified. Should an investor ultimately be found unqualified, the trustee would dispose of the trust property, and the proceeds would be distributed to the unqualified applicant only in an amount not exceeding the actual cost of the trust property. Any excess proceeds would be paid to the State of New Jersey. If the securities were sold by the trustee pending qualification, the investor would receive only actual cost, with disposition of the remainder of the proceeds, if any, to await the investor's qualification hearing.

        If the New Jersey Commission determines that a licensee has violated the New Jersey Act or its regulations, then under certain circumstances, the licensee could be subject to fines or have its license suspended or revoked. In addition, if a person who is required to qualify under the New Jersey Act fails to qualify, including a security holder who fails to qualify and does not dispose of securities as may be required by the New Jersey Act, with the exception discussed above for publicly traded affiliates, the licensee could have its license suspended or revoked.

        If a casino license is not renewed, is suspended for more than 120 days or is revoked, the New Jersey Commission can appoint a conservator. The conservator would be charged with the duty of conserving and preserving the assets so acquired and continuing the operation of the casino hotel of a suspended licensee or with operating and disposing of the casino hotel of a former licensee. The suspended licensee or former licensee would be entitled only to a fair return on its investment, to be determined under New Jersey law, with any excess to go to the State of New Jersey, if so directed by the New Jersey Commission. Suspension or revocation of any licenses or the appointment of a conservator by the New Jersey Commission would have a material adverse effect on the businesses of our Atlantic City casino hotels.

Mississippi Gaming Laws

        The ownership and operation of casino facilities in the State of Mississippi, such as those at Grand Casino Biloxi, Grand Casino Gulfport, Grand Casino Tunica, Sheraton Casino & Hotel and Bally's Casino Tunica, are subject to extensive state and local regulation, but primarily the licensing and regulatory control of the Mississippi Gaming Commission (the "Mississippi Commission").

        The Mississippi Gaming Control Act (the "Mississippi Act") is similar to the Nevada Gaming Control Act. The Mississippi Commission has adopted regulations that are also similar in many respects to the Nevada gaming regulations.

        The laws, regulations and supervisory procedures of Mississippi and the Mississippi Commission are based upon declarations of public policy that are concerned with, among other things:

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  the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity;

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  the establishment and maintenance of responsible accounting practices and procedures;

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  the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Mississippi Commission;

  •
  the prevention of cheating and fraudulent practices;

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  providing a source of state and local revenues through taxation and licensing fees; and

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  ensuring that gaming licensees, to the extent practicable, employ Mississippi residents.

        The regulations are subject to amendment and interpretation by the Mississippi Commission. We believe that our compliance with the licensing procedures and regulatory requirements of the Mississippi Commission will not affect the marketability of our securities. Changes in Mississippi laws or regulations may limit or otherwise materially affect the types of gaming that may be conducted and such changes, if enacted, could have an adverse effect on us and our Mississippi gaming operations.

        The Mississippi Act provides for legalized dockside gaming at the discretion of the fourteen Mississippi counties that border the Gulf Coast or the Mississippi River, but only if the voters in the county have not voted to prohibit gaming in that county. In recent years, certain anti-gaming groups proposed for adoption through the initiative and referendum process certain amendments to the Mississippi Constitution which would prohibit gaming in the state. The proposals were declared illegal by Mississippi courts on constitutional and procedural grounds. The latest ruling was appealed to the Mississippi Supreme Court, which affirmed the decision of the lower court. If another such proposal were to be offered and if a sufficient number of signatures were to be gathered to place a legal initiative on the ballot, it is possible for the voters of Mississippi to consider such a proposal in November of 2006. While we are unable to predict whether such an initiative will appear on a ballot or the likelihood of such an initiative being approved by the voters, if such an initiative were passed, it would have a significant adverse effect on us and on our Mississippi gaming operations.

        As of January 1, 2004, dockside gaming was permissible in nine of the fourteen eligible counties in the state and gaming operations had commenced in Adams, Coahoma, Hancock, Harrison, Tunica, Warren and Washington counties. Under Mississippi law, gaming vessels must be located on the Mississippi River or on navigable waters in eligible counties along the Mississippi River or in the waters lying south of the counties along the Mississippi Gulf Coast. The Mississippi Act permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space which may be utilized for gaming.

        We and any subsidiary of ours that operates a casino in Mississippi (a "Mississippi Gaming Subsidiary") are subject to the licensing and regulatory control of the Mississippi Commission. We are registered under the Mississippi Act as a publicly traded corporation (a "Registered Corporation") of our Mississippi Gaming Subsidiaries. A Registered Corporation is required periodically to submit detailed financial and operating reports to the Mississippi Commission and furnish any other information which the Mississippi Commission may require. If we are unable to continue to satisfy the registration requirements of the Mississippi Act, we and the Mississippi Gaming Subsidiaries cannot own or operate gaming facilities in Mississippi. No person may become a stockholder of or receive any percentage of profits from a licensed subsidiary of a Registered Corporation without first obtaining licenses and approvals from the Mississippi Commission. We have obtained such approvals in connection with the licensing of the Mississippi Gaming Subsidiaries.

        Each Mississippi Gaming Subsidiary must maintain a gaming license from the Mississippi Commission to operate a casino in Mississippi. Such licenses are issued by the Mississippi Commission subject to certain conditions, including continued compliance with all applicable state laws and regulations. Gaming licenses are not transferable, are issued for a three-year period (and may be continued for two additional three-year periods) and must be renewed periodically thereafter. There are no limitations on the number of gaming licenses which may be issued in Mississippi.

        Certain of our officers and employees and the officers, directors and certain key employees of our Mississippi Gaming Subsidiaries must be found suitable or be approved by the Mississippi Commission. We believe we have obtained or applied for all necessary findings of suitability with respect to such persons associated with us or the Mississippi Gaming Subsidiaries, although the Mississippi Commission, in its discretion, may require additional persons to file applications for findings of suitability. In addition, any person having a material relationship or involvement with us may be required to be found suitable, in which case those persons must pay the costs and fees associated with such investigation. The Mississippi Commission may deny an application for a finding of suitability for any cause that it deems reasonable. Changes in certain licensed positions must be reported to the Mississippi Commission. In addition to its authority to deny an application for a finding of suitability, the Mississippi Commission has jurisdiction to disapprove a change in a person's corporate position or title and such changes must be reported to the Mississippi Commission. The Mississippi Commission has the power to require us and our Mississippi Gaming Subsidiaries to suspend or dismiss officers, directors and other key employees or sever relationships with other persons who refuse to file appropriate applications or whom the authorities find unsuitable to act in such capacities. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Mississippi.

        At any time, the Mississippi Commission has the power to investigate and require a finding of suitability of any of our record or beneficial stockholders. The Mississippi Act requires any person who acquires more than five percent (5%) of any class of voting securities of a Registered Corporation, as reported to the SEC, to report the acquisition to the Mississippi Commission, and such person may be required to be found suitable. Also, any person who becomes a beneficial owner of more than ten percent (10%) of any class of voting securities of a Registered Corporation, as reported to the SEC, must apply for a finding of suitability by the Mississippi Commission and must pay the costs and fees that the Mississippi Commission incurs in conducting the investigation. If a shareholder who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information, including a list of beneficial owners. The Mississippi Commission generally has exercised its discretion to require a finding of suitability of any beneficial owner of more than five percent (5%) of any class of voting securities of a Registered Corporation. However, under certain circumstances, an "institutional investor," as defined in the Mississippi Commission's regulations, which acquires more than ten percent (10%) but not more than fifteen percent (15%) of the voting securities of a Registered Corporation may apply to the Mississippi Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Registered Corporation, any change in the corporate charter, bylaws, management, policies or operations, or any of its gaming affiliates, or any other action which the Mississippi Commission finds to be inconsistent with holding the voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes include:

  •
  voting on all matters voted on by stockholders;

  •
  making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in our management, policies or operations; and

  •
  such other activities as the Mississippi Commission may determine to be consistent with such investment intent.

        Any person who fails or refuses to apply for a finding of suitability or a license within thirty (30) days after being ordered to do so by the Mississippi Commission may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of our securities beyond the time that the Mississippi Commission prescribes may be guilty of a misdemeanor. We may be subject to disciplinary action if, after receiving notice that a person is unsuitable to be a stockholder or to have any other relationship with us or the Mississippi Gaming Subsidiaries, the company involved:

  •
  pays the unsuitable person any dividend or other distribution upon such person's voting securities;

  •
  recognizes the exercise, directly or indirectly, of any voting rights conferred by securities held by the unsuitable person;

  •
  pays the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances; or

  •
  fails to pursue all lawful efforts to require the unsuitable person to divest himself of the securities, including, if necessary, the immediate purchase of the securities for cash at fair market value.

        We may be required to disclose to the Mississippi Commission upon request the identities of the holders of any of our debt or other securities. In addition, under the Mississippi Act, the Mississippi Commission, in its discretion, may require the holder of any debt security of a Registered Corporation to file an application, be investigated and be found suitable to own the debt security if the Mississippi Commission has reason to believe that the ownership would be inconsistent with the declared policies of the State of Mississippi.

        Although the Mississippi Commission generally does not require the individual holders of obligations such as notes to be investigated and found suitable, the Mississippi Commission retains the discretion to do so for any reason, including but not limited to a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question.

        Any holder of securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Commission in connection with the investigation.

        If the Mississippi Commission determines that a person is unsuitable to own a debt security, then the Registered Corporation may be sanctioned, including the loss of its approvals, if without the prior approval of the Mississippi Commission it:

  •
  pays to the unsuitable person any dividend, interest, or any distribution whatsoever;

  •
  recognizes any voting right by the unsuitable person in connection with those securities;

  •
  pays the unsuitable person remuneration in any form; or

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  makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

        Each Mississippi Gaming Subsidiary must maintain in Mississippi a current ledger with respect to ownership of its equity securities and we must maintain in Mississippi a current list of our stockholders which must reflect the record ownership of each outstanding share of any class of equity security issued by us. The ledger and stockholder lists must be available for inspection by the Mississippi Commission at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We also must render maximum assistance in determining the identity of the beneficial owner.

        The Mississippi Act requires that the certificates representing securities of a Registered Corporation bear a legend indicating that the securities are subject to the Mississippi Act and the regulations of the Mississippi Commission. We have received from the Mississippi Commission a waiver of this legend requirement. The Mississippi Commission has the power to impose additional restrictions on the holders of securities at any time.

        Substantially all material loans, leases, sales of securities and similar financing transactions by a Registered Corporation or a Mississippi Gaming Subsidiary must be reported to or approved by the Mississippi Commission. A Mississippi Gaming Subsidiary may not make a public offering of its securities but may pledge or mortgage casino facilities. We may not make a public offering of our securities without the prior approval of the Mississippi Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi or to retire or extend obligations incurred for those purposes. Such approval, if given, does not constitute a recommendation or approval of the investment merits of the securities subject to the offering. We have received a waiver of the prior approval requirement (the "Mississippi Shelf Approval") with respect to our public securities offerings and private placements of our securities, subject to certain conditions, including the ability of the Mississippi Commission to issue a stop order with respect to any such offering if the staff determines it would be necessary to do so. The Mississippi Shelf Approval expires in August 2005 and may, in the discretion of the Mississippi Commission, be renewed for two year periods thereafter.

        Under the regulations of the Mississippi Commission, none of our Mississippi Gaming Subsidiaries may guarantee a security issued by us or an affiliated company pursuant to a public offering or pledge its assets to secure payment or performance of the obligations evidenced by the security issued by us or the affiliated company without the prior approval of the Mississippi Commission. The pledge of the stock of a Mississippi Gaming Subsidiary and the foreclosure of such a pledge are ineffective without the prior approval of the Mississippi Commission. Moreover, restrictions on the transfer of an equity security issued by our Mississippi Gaming Subsidiaries and their holding companies and agreements not to encumber such securities are ineffective without the prior approval of the Mississippi Commission. Under the terms of the Mississippi Shelf Approval, we have obtained approval from the Mississippi Commission for such guarantees, pledges and restrictions in connection with securities offerings, subject to certain restrictions, but we must obtain separate prior approvals from the Mississippi Commission for pledges (if any) and stock restrictions imposed in certain financing transactions. Moreover, the regulations of the Mississippi Commission require us to file a Loan to Licensees Report within thirty (30) days following certain financing transactions and the offering of certain debt securities. If the Mississippi Commission were to deem it appropriate, the Mississippi Commission could order such transactions rescinded.

        Changes in control of us through merger, consolidation, acquisition of assets, management or consulting agreements or any act or conduct by a person by which he or she obtains control may not occur without the prior approval of the Mississippi Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Mississippi Commission in a variety of stringent standards prior to assuming control of the Registered Corporation. The Mississippi Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

        The Mississippi legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and other corporate defense tactics that affect corporate gaming licensees in Mississippi and Registered Corporations may be injurious to stable and productive corporate gaming. The Mississippi Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Mississippi's gaming industry and to further Mississippi's policy to:

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  assure the financial stability of corporate gaming operations and their affiliates;

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  preserve the beneficial aspects of conducting business in the corporate form; and

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  promote a neutral environment for the orderly governance of corporate affairs.

        Approvals are, in certain circumstances, required from the Mississippi Commission before a Registered Corporation may make exceptional repurchases of voting securities (such as repurchases that treat holders differently) in excess of the current market price and before a corporate acquisition opposed by management can be consummated. Mississippi's gaming regulations also require prior approval by the Mississippi Commission of a plan of recapitalization proposed by the Registered Corporation's Board of Directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purpose of acquiring control of the Registered Corporation.

        Neither we nor any Mississippi Gaming Subsidiary may engage in gaming activities in Mississippi while also conducting gaming operations outside of Mississippi without approval of the Mississippi Commission. The Mississippi Commission may require determinations that, among other things, there are means for the Mississippi Commission to have access to information concerning the out-of-state gaming operations of us and our affiliates. We previously have obtained a waiver of foreign gaming approval from the Mississippi Commission for operations in other states in which we conduct gaming operations and will be required to obtain the approval or a waiver of such approval from the Mississippi Commission prior to engaging in any additional future gaming operations outside of Mississippi.

        If the Mississippi Commission were to determine that we or a Mississippi Gaming Subsidiary had violated a gaming law or regulation, the Mississippi Commission could limit, condition, suspend or revoke our approvals and the license of the Mississippi Gaming Subsidiary, subject to compliance with certain statutory and regulatory procedures. In addition, we, the Mississippi Gaming Subsidiary and the persons involved could be subject to substantial fines for each separate violation. Because of such a violation, the Mississippi Commission could seek to appoint a supervisor to operate the casino facilities. Limitation, conditioning or suspension of any gaming license or approval or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect us, our business and financial condition, and our results of operations.

        License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Mississippi and to the counties or cities in which a Mississippi Gaming Subsidiary's operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon:

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  the number of gaming devices operated by the casino, or

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  the number of table games operated by the casino.

        The license fee payable to the State of Mississippi is based upon "gaming receipts" (generally defined as gross receipts less payouts to customers as winnings) and equals four percent (4%) of gaming receipts of $50,000 or less per month, six percent (6%) of gaming receipts that exceed $50,000 but do not exceed $134,000 per month, and eight percent (8%) of gaming receipts that exceed $134,000 per month.

        The foregoing license fees we pay are allowed to be used as a credit against our Mississippi income tax liability for the year paid. The gross revenue fee imposed by the Mississippi cities and counties in which our casino operations are located equals approximately four percent (4%) of the gaming receipts.

        The Mississippi Commission's regulations require as a condition of licensure or license renewal that an existing licensed gaming establishment's plan include a 500-car parking facility in close proximity to the casino complex and infrastructure facilities which amount to at least twenty-five percent (25%) of the casino cost. The Mississippi Commission adopted amendments to the regulation that increase the infrastructure development requirement from twenty-five percent (25%) to one hundred percent (100%) for new casinos (or upon acquisition of a closed casino) but grandfather existing licensees. We believe that our Mississippi Gaming Subsidiaries are in compliance with the previously existing infrastructure requirement and are not subject to the increased infrastructure requirement.

        Both the local jurisdiction and the Alcoholic Beverage Control Division of the Mississippi State Tax Commission license, control and regulate the sale of alcoholic beverages by our Mississippi Gaming Subsidiaries. All of our Mississippi Gaming Subsidiaries operate in areas designated as special resort areas, which allow our Mississippi Gaming Subsidiaries to serve alcoholic beverages on a 24-hour basis. The Alcohol Beverage Control Division has the power to limit, condition, suspend or revoke any license for the serving of alcoholic beverages or to place a licensee on probation with or without conditions. Any disciplinary action could, and revocation would, have a material adverse effect upon us and our business, financial condition, and results of operations. Certain of our and our Mississippi Gaming Subsidiaries' key officers and managers must be investigated by the Alcohol Beverage Control Division in connection with their liquor permits and changes in key positions must be approved by the Alcohol Beverage Control Division.

Louisiana Gaming Laws

        The ownership and operation of a riverboat gaming vessel in the State of Louisiana is subject to the Louisiana Gaming Control Law (the "Louisiana Act"). The Louisiana Gaming Control Board (the "Louisiana Board") regulates gaming activities in the State of Louisiana. The Louisiana Board and the Louisiana State Police are responsible for investigating the background of all applicants seeking a riverboat gaming license, issuing the license and enforcing the laws, rules and regulations relating to riverboat gaming activities.

        The Louisiana Board must find suitable the applicant, its officers, directors, key personnel, partners and persons holding a 5 percent or greater interest in the holder of a gaming license. The Louisiana Board may, in its discretion, also review the suitability of other security holders of, or persons affiliated with, a licensee. This finding of suitability requires the filing of an extensive application to the Louisiana Board disclosing personal, financial, criminal, business and other information. We and our affiliates, Belle of Orleans, L.L.C., Bally's Louisiana, Inc., and Bally's Midwest Casino, Inc. have each filed the required forms with the Louisiana regulatory authorities with respect to a finding of suitability.

        The Louisiana Act prohibits the transfer of a Louisiana gaming license. The Louisiana Board must approve the sale, assignment, transfer, pledge or disposition of securities which represent 5 percent or more of the total outstanding shares issued by a holder of a license and the Louisiana Board must find the transferee suitable. In addition, the Louisiana Board must approve certain contracts and leases entered into by a licensee and enterprises which transact business with the licensee must be licensed.

        If a security holder of a licensee is found unsuitable, it will be unlawful for the security holder to:

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  receive any dividend or interest with regard to the securities;

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  exercise, directly or indirectly, any rights conferred by the securities; or

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  receive any remuneration from the licensee for services rendered or otherwise.

        The Louisiana Board may impose similar approval requirements on holders of securities of any intermediary or holding company of the licensee.

        Our Louisiana affiliate, Belle of Orleans, L.L.C. ("Bally's Casino New Orleans") is the holder of Louisiana riverboat gaming license. The license will expire on March 24, 2005. Bally's Casino New Orleans must file applications to renew the license at least 180 days prior to the expiration of the license. At such time, we will have to prove to the Louisiana Board that we continue to meet the suitability requirements of the Louisiana Act. We cannot assure you that we will be able to obtain such renewals or approvals.

        Effective as of April 1, 2001, in addition to other fees and local taxes, the State of Louisiana taxes riverboat gaming operations at the rate of 21.5 percent of net gaming proceeds. However, our riverboat at Bally's Casino New Orleans is subject to the following taxes on riverboat gaming operations effective as of April 1, 2001:

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  for any month in which the Bally's Casino New Orleans receives net gaming proceeds of less than $6 million, we must pay a tax equal to 18.5 percent of net gaming proceeds;

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  for any month in which Bally's Casino New Orleans receives net gaming proceeds of at least $6 million but less than $8 million, we must pay a tax equal to 20.5 percent of net gaming proceeds for that month; and

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  for any month in which the Bally's Casino New Orleans receives net gaming proceeds of $8 million or more, we must pay a tax equal to 21.5 percent of net gaming proceeds for that month.

        Additionally, effective as of April 1, 2001, we are authorized to conduct dockside gaming activities, without the requirement to conduct cruises and excursions, provided that we comply with the following restrictions:

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  the riverboat conducts gaming activities in an area not exceeding 30,000 square feet in the aggregate;

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  the owner or operator of such riverboat does not participate directly or indirectly in the ownership, construction, operation, or subsidization of any hotel of a size exceeding 399 guest rooms within a distance of one mile from the berthing area of the licensed riverboat; and

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  such riverboat does not maintain or offer for patron or public use on the vessel or at its terminal, berthing area, or any hotel referred to above, more than 8,000 square feet of restaurant facilities in the aggregate, exclusive of food preparation and handling areas.

        On April 19, 1996, the Louisiana legislature approved legislation mandating statewide local elections on a parish-by-parish basis to determine whether to prohibit or continue to permit three individual types of gaming. On November 5, 1996, Louisiana voters determined whether each of the following types of gaming would be prohibited or permitted in the following described Louisiana parishes:

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  the operation of video draw poker devices in each parish;

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  the conduct of riverboat gaming in each parish that is contiguous to a statutorily designated river or waterway; or

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  the conduct of land-based casino gaming operations in Orleans Parish.

        In Orleans Parish, where our riverboat casino currently operates, a majority of the voters elected to continue to permit the three types of gaming described above. The current legislation does not provide for any moratorium on future local elections on gaming. Further, the current legislation does not provide for any moratorium that must expire before future local elections on gaming could be mandated or allowed. In addition, a change of berth by a licensee would require voter approval in the parish in which the new berth is located. If another vote were mandated in Orleans Parish, we cannot be sure that a majority of the voters would again elect to permit riverboat gaming in Orleans Parish.

Delaware Gaming Laws

        Video lottery operations in the State of Delaware are regulated by the Delaware State Lottery Office through the powers delegated to the Director of the Lottery pursuant to Title 29 of the Delaware Code. Under Delaware's video lottery program, video lottery machines are permitted at Delaware's licensed horse racing tracks.

        Any person seeking to contract with the Delaware State Lottery Office for the provision of goods or services related to video lottery operations, including management services such as those we provide with respect to video lottery operation at the Dover Downs racetrack in Delaware, must be licensed by the Delaware State Lottery Office as a "technology provider." It is the ongoing duty of each technology provider licensee to notify the Director of the Lottery of any change in officers, partners, directors, key employees, video lottery operations employees or owners, collectively the "key individuals." An owner is a person who owns, directly or indirectly, 10 percent or more of an applicant or licensee. Key individuals are subject to a background investigation, and the failure of a key individual to satisfy a background investigation may constitute "cause" for the suspension or revocation of the technology provider's license. Our subsidiary has entered into an agreement to provide management services to the Lottery's agent that operates the video lottery machines at Dover Downs racetrack. Our subsidiary and its key officers have been found qualified as a technology provider.

Indiana Gaming Laws

        Our Indiana casino riverboat operations are subject to the provisions of Indiana Code 4-33 (the "Indiana Riverboat Act") and the licensing and regulatory control of the Indiana Gaming Commission, as well as various local, county, and state regulatory agencies.

        The Indiana Riverboat Act strictly regulates the facilities, persons, associations and practices related to gaming operations pursuant to the police powers of the State of Indiana, including comprehensive law enforcement provisions. The Indiana Riverboat Act vests the Indiana Gaming Commission with the power and duties of administering, regulating and enforcing the system of riverboat gaming in the State of Indiana. The Indiana Gaming Commission's jurisdiction extends to every person, association, corporation, partnership and trust involved in riverboat gaming operations in the State of Indiana.

        The Indiana Riverboat Act requires the owner of a riverboat gaming operation to hold an owner's license issued by the Indiana Gaming Commission. Each license granted entitles the licensee to own and operate one riverboat and gaming equipment as part of the gaming operation. Effective July 1, 2003, a company may own up to 100 percent of two separate riverboat owner's licenses.

        The Indiana Riverboat Act authorizes the issuance of up to ten (10) riverboat gaming licenses which are restricted by location, with five to be awarded for riverboats operating in specific cities on Lake Michigan, and five to be awarded for riverboats operating on the Ohio River. The Indiana Riverboat Act originally included an eleventh license to be awarded for a riverboat operating on Patoka Lake. The Indiana Gaming Commission has not considered applicants for the eleventh license since the Patoka Lake site has been determined by the U.S. Army Corps of Engineers to be unsuitable for a casino vessel project. Pursuant to legislation that became effective July 1, 2003, the Indiana General Assembly eliminated the license for Patoka Lake, and authorized the operation of a riverboat casino in Orange County, Indiana. Under this legislation, the Indiana Gaming Commission will be deemed the holder of this license, and is authorized to enter into an operating agreement for up to 20 years with a qualified operator for this riverboat casino facility.

        Each owner's license runs for an initial period of five years. Thereafter, the license is subject to renewal on an annual basis upon a determination by the Indiana Gaming Commission that the licensee continues to be eligible for an owner's license pursuant to the Indiana Riverboat Act and the rules and regulations adopted there under. All riverboat licensees have a continuing duty to maintain suitability for licensure and are required to notify the Indiana Gaming Commission of any material change in the information submitted in its application or any other matter which would render the licensee ineligible. An owner's license does not create a property right but is a revocable privilege contingent upon continuing suitability for licensure. A licensed owner undergoes a complete investigation every three years.

        The Indiana Gaming Commission may revoke, restrict or suspend an owner's license at any time that the Indiana Gaming Commission determines the licensee is in violation of the Indiana Riverboat Act or the rules and regulations of the Indiana Gaming Commission or if the Indiana Gaming Commission determines revocation of the license is in the best interest of the State of Indiana and will protect and enhance the credibility and integrity of riverboat gambling operations. If the Indiana Gaming Commission determines that a licensee is in violation of the Indiana Riverboat Act or the rules and regulations promulgated by the Indiana Gaming Commission, the Indiana Gaming Commission may initiate a disciplinary proceeding to revoke, restrict or suspend the license or take such other action, including imposition of civil penalties, that the Indiana Gaming Commission deems necessary. If for any reason the license is terminated, the assets of the riverboat gambling operation must be secured and cannot be disposed of without the approval of the Indiana Gaming Commission and the licensee remains under the jurisdiction of the Indiana Gaming Commission until all matters related to the license have been resolved.

        A licensed owner may apply for and may hold other licenses that are necessary for the operation of a riverboat, including licenses to sell alcoholic beverages, a license to prepare and serve food, and any other necessary licenses. Furthermore, the Indiana Riverboat Act requires that officers, directors and employees of a gaming operation and suppliers of gaming equipment, devices, and supplies and certain other suppliers be licensed.

        Applicants for licensure must submit comprehensive application and personal disclosure forms and undergo an exhaustive background investigation prior to the issuance of a license. The applicant must also disclose the identity of every stockholder or participant of the applicant and provide specific information with respect to certain stockholders holding significant interests, 5 percent or greater, in the applicant. The Indiana Gaming Commission has the authority to request specific information on any stockholder.

        The Glory of Rome riverboat casino has been licensed to conduct gaming operations by the Indiana Gaming Commission pursuant to a license originally granted to RDI/Caesars Riverboat Casino, L.L.C., which we acquired from Starwood. An ownership interest in an owner's riverboat license may only be transferred after receiving approval from the Indiana Gaming Commission and upon compliance with the regulations issued under the Indiana Riverboat Act. The Indiana Gaming Commission approved the transfer of the interest in the riverboat owner's license to the Company on March 30, 2000.

        A riverboat owner licensee or any other person may not lease, hypothecate, borrow money against or loan money against an owner's riverboat gaming license.

        The Indiana Riverboat Act does not limit the maximum bet or per patron loss. Minimum and maximum wagers on games are set by the licensee. Wagering may not be conducted with money or other negotiable currency. No person under the age of 21 is permitted to wager, and wagers may only be taken from a person present on a licensed riverboat.

        Riverboats operating in Indiana must (1) have a valid certificate of inspection from the U.S. Coast Guard to carry at least 500 passengers; and (2) be at least 150 feet long. In addition, any riverboat that operates on the Ohio River must replicate, as nearly as possible, historic Indiana steamboat passenger vessels of the nineteenth century.

        On June 22, 2002, the Indiana General Assembly passed significant legislation amending the Indiana Riverboat Act to allow the Indiana Gaming Commission to authorize the riverboats to implement a "flexible scheduling" plan, which essentially permits dockside gaming during all hours that a riverboat is open for operations. A riverboat that implements a "flexible scheduling" plan is no longer required to cruise, is no longer required to conduct time-limited gaming sessions, and is permitted to conduct gaming operations and allow the continuous ingress and egress of patrons onto the riverboat while the riverboat is docked.

        A riverboat licensee that implements "flexible scheduling" must pay a $3.00 admission tax for each person admitted to the riverboat, and must pay a graduated wagering tax on adjusted gross receipts from gaming. The graduated wagering tax is calculated on adjusted gross receipts received during the time period beginning July 1 of each year and ending June 30 of the following year. The wagering tax is calculated as follows:

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  fifteen percent (15%) of the first twenty-five million dollars ($25 million) of adjusted gross receipts;

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  twenty percent (20%) of adjusted gross receipts in excess of $25 million but not exceeding fifty million dollars ($50 million);

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  twenty-five percent (25%) of adjusted gross receipts in excess of $50 million but not exceeding seventy-five million dollars ($75 million);

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  thirty percent (30%) of adjusted gross receipts in excess of $75 million but not exceeding one hundred fifty million dollars ($150 million); and

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  thirty-five percent (35%) of adjusted gross receipts in excess of one hundred fifty million dollars ($150 million).

        The tax imposed is to be paid to the Indiana Department of Revenue before the close of the business day following the day when the wagers are made. A riverboat license may be suspended for failure to pay such tax.

        Caesars Indiana implemented "flexible scheduling" as of August 1, 2002, pursuant to authorization from the Indiana Gaming Commission.

        In 2003, the Indiana General Assembly imposed a retroactive wagering tax on all riverboats, moving the effective date of the 2002 graduated wagering tax from August 1, 2002 to July 1, 2002. The Indiana Department of Revenue has assessed the retroactive tax on the riverboats, without providing an offset for wagering taxes paid at a higher flat tax rate during that one month period. Caesars Indiana and the other riverboat casinos have filed protests with the state, asserting that this interpretation of the legislation is erroneous and should be set aside.

        In 2003, the Indiana General Assembly also authorized riverboat casinos to remain open 24 hours per day, seven days a week, with those hours of operation to be set at the election of the riverboat casino. In July, 2003, Caesars Indiana began continuous 24-hour gaming each day of the week.

        After consultation with the U.S. Army Corps of Engineers, the Indiana Gaming Commission may determine the available navigable waterways that are suitable for the operation of riverboats under the Indiana Riverboat Act. If the U.S. Army Corps of Engineers rescinds an approval for the operation of riverboats on a waterway, a license issued under the Indiana Riverboat Act is void and the holder may not conduct or continue gaming operations under the Indiana Riverboat Act. The Indiana Gaming Commission requires employees working on a riverboat to have a valid merchant marine document from the U.S. Coast Guard.

        The Indiana Gaming Commission also has promulgated regulations requiring riverboat owners to reimburse the Indiana Gaming Commission for the costs of inspectors and agents required to be present during the conduct of gambling operations. Further, the Indiana Gaming Commission may impose other fees and assessments.

        Riverboats are assessed for property tax purposes as real property and are taxed at rates determined by local taxing authorities. All Indiana state excise taxes, use taxes and gross retail taxes apply to sales on a riverboat.

        The Indiana Gaming Commission may subject a licensee to fines, suspension or revocation of its license for any act that is in violation of the Indiana Riverboat Act or the rules and regulations of the Indiana Gaming Commission, or if the Indiana Gaming Commission determines that the revocation of the license is in the best interests of the State of Indiana. A holder of a gaming license is required to post bond with the Indiana Gaming Commission in an amount that a local community will expend for infrastructure and other facilities associated with a riverboat operation.

        The Indiana Riverboat Act places special emphasis upon minority and women's business enterprise participation in the riverboat industry. Any person issued a riverboat owner's license must establish goals of expending at least 10 percent of the total dollar value of the licensee's contracts for goods and services with minority business enterprises and 5 percent of the total dollar value of the licensee's contracts for goods and services with women's business enterprises. The Indiana Gaming Commission may suspend, limit or revoke the owner's license or fine or impose appropriate conditions on the licensee to ensure these goals are met. The Indiana Gaming Commission has indicated it will be vigilant in monitoring attainment of these goals.

        An institutional investor that, individually or in association with others, acquires, directly or indirectly, five percent or more of any class of voting securities of a holding company of a licensee is required to notify the Indiana Gaming Commission and to provide additional information, including a certification that the voting securities were acquired and are held for investment purposes only, and may be subject to a finding of suitability. An institutional investor that, individually or in association with others, acquires, directly or indirectly, 15 percent or more of any class of voting securities of a holding company of a licensee is required to apply to the Indiana Gaming Commission for a finding of suitability. A person, other than an institutional investor, who acquires a direct or indirect beneficial ownership interest of 5 percent or more of any riverboat licensee, through any class of voting securities of the licensee or a holding company or intermediary company of the licensee, other than an institutional investor, is required to apply to the Indiana Gaming Commission for a finding of suitability.

        A riverboat owner licensee may not enter into or perform any contract or transaction in which it transfers or receives consideration which is not commercially reasonable or which does not reflect the fair market value of the goods and services rendered or received. All contracts are subject to disapproval by the Indiana Gaming Commission. The Indiana Gaming Commission has a rule requiring the reporting of certain currency transactions, which is similar to that required by Federal authorities.

        A riverboat owner licensee or applicant (or affiliate thereof) may not enter into a debt transaction of $1.0 million or more without the prior approval of the Indiana Gaming Commission. The Indiana Gaming Commission rules require that:

  •
  a written request for approval of the debt transaction, along with relevant information regarding the debt transaction, be submitted to the Indiana Gaming Commission at least ten days prior to a scheduled meeting of the Indiana Gaming Commission;

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  a representative of the riverboat licensee or applicant be present at the meeting to answer any questions; and

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  a decision regarding the approval of the debt transaction be issued by the Indiana Gaming Commission at the next following meeting. The Indiana Gaming Commission rules also authorize the Executive Director of the Indiana Gaming Commission to waive certain of these requirements.

        Indiana Gaming Commission regulations also require a licensee or applicant (or affiliate) to conduct due diligence to ensure that each person with whom the licensee or applicant (or affiliate) enters into a debt transaction would be suitable for licensure under the Indiana Riverboat Act.

        The Indiana Riverboat Act prohibits contributions to a candidate for a state, legislative, or local office, or to a candidate's committee or to a regular party committee by the holder of a riverboat owner's license or a supplier's license, by an officer of a licensee or by an officer of a person that holds at least a 1 percent interest in the licensee. The Indiana Gaming Commission has promulgated a rule requiring quarterly reporting by the holder of a riverboat owner's license or a supplier's license of officers of the licensee, officers of persons that hold at least a 1 percent interest in the licensee, and of persons who directly or indirectly own a 1 percent interest in the licensee.

        The Indiana Gaming Commission adopted a rule which prohibits a distribution, except to allow payment of taxes, by a riverboat licensee to its partners, stockholders, itself, or any affiliated entity, if the distribution would impair the financial viability of the riverboat gaming operation. The Indiana Gaming Commission has adopted a rule which requires riverboat licensees to maintain, on a quarterly basis, a cash reserve in the amount of the actual payout for three days, and the cash reserve would include cash in the casino cage, cash in a bank account in Indiana, or cash equivalents not committed or obligated.

        The study commission on the impact of legalized wagering in Indiana appointed by the Indiana governor has called for a limit on expansion of legalized wagering in Indiana.

        On September 12, 2003, the Indiana Gaming Commission conducted its five-year suitability review of Caesars Indiana and renewed its riverboat owner's license for one year. The license is renewable on an annual basis, and the property will undergo a complete suitability investigation every three years.

Queensland, Australia Gaming Laws

        Queensland, Australia, like the jurisdictions discussed above, has comprehensive laws and regulations governing the conduct of casino gaming. All persons connected with the ownership and operation of a casino, including us, our subsidiary that manages the Conrad Jupiters Gold Coast and the Conrad Treasury Brisbane and their principal stockholders, directors and officers, must be found suitable and/or licensed. A casino license once issued remains in force until surrendered or canceled. Queensland law defines the grounds for cancellation and, in that event, an administrator may be appointed to assume control of the casino hotel complex. The Queensland authorities have also conducted an investigation of, and have found suitable, us and our subsidiary BI Gaming Corp., which manages the Conrad Jupiters Gold Coast and Conrad International Treasure Casino Brisbane.

        Queensland imposes taxes on gaming operations at the rate of 20 percent of gross gaming revenues, except that gaming revenues arising from persons or groups participating in special flight programs or "junkets" are taxed at a 10 percent rate. A casino community benefit levy of 1 percent of gross gaming revenues is also imposed.

Uruguay Gaming Laws

        Uruguay also has laws and regulations governing the establishment and operation of casino gaming. The Internal Auditors Bureau of Uruguay, under the authority of the Executive Power of the Oriental Republic of Uruguay, is responsible for establishing the terms under which casino operations are conducted, including suitability requirements of persons associated with gaming operations, authorized games, specifications for gaming equipment, security, surveillance and compliance. The Executive Power of the Oriental Republic of Uruguay has granted a concession to Baluma S.A., a corporation duly organized and existing under the laws of the Oriental Republic of Uruguay, as owner of the Conrad Punta del Este Resort and Casino to conduct casino operations. Uruguay imposes a casino concession fee on gaming operations conducted by the Punta del Este Resort and Casino at a fixed amount per fiscal year. Changes to these laws and regulations could have an adverse effect on our casino gaming operations in Uruguay.

Ontario, Canada Gaming Laws

        Our Ontario casino gaming operations are subject to the regulatory control of the Alcohol and Gaming Commission of Ontario pursuant to the Gaming Control Act and certain contractual obligations to the Ontario Lottery and Gaming Corporation, a provincial crown corporation owned by the Province of Ontario.

        Our subsidiary, Caesars World, Inc., owns 50 percent of Windsor Casino Limited, which operates Casino Windsor in Windsor, Ontario, Canada, on behalf of the Ontario Lottery and Gaming Corporation, pursuant to an operating agreement with the Ontario Lottery and Gaming Corporation. The operating agreement imposes certain obligations on Windsor Casino Limited relating to the operation of Casino Windsor. Pursuant to a support agreement between the stockholders of Windsor Casino Limited and the Ontario Lottery and Gaming Corporation, the stockholders, including our subsidiary, Caesars World, Inc., have certain obligations relating to the operation of Casino Windsor.

        Windsor Casino Limited is required under the Gaming Control Act to be registered as a casino operator with the Alcohol and Gaming Commission of Ontario and must operate in accordance with the terms and conditions of its registration.

        Pursuant to the Gaming Control Act and the terms of Windsor Casino Limited's registration, the Registrar of Alcohol and Gaming must approve any change in the directors or officers of Windsor Casino Limited. The Gaming Control Act also provides that the Alcohol and Gaming Commission of Ontario may require the submission of disclosures and informational material from any person who has an interest in Windsor Casino Limited. This includes parent companies and their directors and officers.

        The Registrar of Alcohol and Gaming has the power, subject to the Gaming Control Act, to grant, renew, suspend or revoke registrations. The Registrar is entitled to make such inquiries and conduct such investigations as are necessary to determine that applicants for registration meet the requirements of the Gaming Control Act and to require information or material from any person who has an interest in an applicant for registration. The criteria to be considered in connection with registration under the Gaming Control Act include the financial responsibility, integrity and honesty of the applicant and the public interest. The Registrar may, at any time, revoke, suspend or refuse to renew Windsor Casino Limited's registration for any reason that would have disentitled it to registration.

        Changes to these laws and regulations could have an adverse effect on our casino gaming operations in Ontario.

Nova Scotia, Canada Gaming Laws

        Our Nova Scotia casino gaming operations are subject to the regulatory control of the Nova Scotia Alcohol and Gaming Authority ("NSAGA") pursuant to the Nova Scotia Gaming Control Act and certain contractual obligations to the Nova Scotia Gaming Corporation ("NSGC"), a provincial crown corporation owned by the Province of Nova Scotia.

        One of our subsidiaries owns a 95 percent partnership interest in a registered partnership known as Metropolitan Entertainment Group ("Metropolitan") that operates casinos in Halifax and Sydney, Nova Scotia, on behalf of NSGC, pursuant to an Operating Contract with NSGC. The Operating Contract imposes certain obligations on Metropolitan relating to the operation of the Halifax and Sydney casinos.

        Metropolitan is required to maintain registration as a casino operator with the NSAGA.

        Under the Gaming Control Act the NSAGA must be notified within 15 days of any change in the information contained in the application for the license including any change in the officers or directors of a partner of a casino operator or any change in the beneficial ownership of the casino operator.

        The Gaming Control Act also provides that the Director of Registration may require information or material from Metropolitan and may conduct investigations concerning any person who has an interest in the casino. This includes parent companies and their directors and officers.

        NSAGA has the power to suspend or to revoke Metropolitan's registration at any time for any reason that would have disentitled Metropolitan to obtain registration or renewal of registration. Grounds for suspension or revocation include the lack of financial responsibility, integrity and honesty of the casino operator, parent companies of the casino operator and their officers and directors, failure to act in the public interest and failure to disclose information required by the Director of Investigations.

        Changes to these laws and regulations could have an adverse effect on our casino gaming operations in Nova Scotia.

South Africa Gaming Laws

        Our South African operations are subject to the Gauteng Gambling and Betting Act No. 4 of 1995 and the regulations issued thereunder. If an entity has directly or indirectly procured a controlling or financial interest of one percent or more in a casino license holder in Gauteng, then the acquiring entity will have to apply for the consent of the Gauteng Gambling Board for the holding of such an interest. The acquiring entity must apply to the Gauteng Gambling Board for consent to hold such an interest within 14 days after the transaction closes and the interest is procured.

        The application for the consent of the Gauteng Gambling Board must be made within a period and in a manner prescribed by the Gauteng Gambling Board. In making such an application, all the relevant provisions of the Gauteng Gambling and Betting Act relating to an application for a casino license apply. These include:

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  the application itself;

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  representations by interested persons;

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  response by the applicant to such representations;

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  further information and oral representations;

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  public inspection of the application and representations;

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  obtaining of a police report;

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  the holding of a hearing which is open to members of the public, in which the applicant is afforded an opportunity to be heard, and where witnesses may be called; and

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  a decision being given on the application and conditions being applied in the event of the application being granted.

        The Gauteng Gambling Board may recover from the applicant all reasonable expenses incurred by the Gauteng Gambling Board in conducting the necessary investigation in respect of the application. Where consent is not granted, the acquiring entity shall, within the prescribed period and in the manner prescribed or determined by the Gauteng Gambling Board, dispose of the interest in question. In addition, the casino license holder must notify the Gauteng Gambling Board of the acquiring entity's identity and address as soon as practicable after it becomes aware of the procurement of an interest in it. The Gauteng Gambling Board has issued a permanent license subject to certain operating conditions to our casino gaming operations in South Africa.

        Changes to these laws and regulations could have an adverse effect on our casino gaming operations in South Africa.

IRS Regulation

        The Internal Revenue Code and Treasury Regulations require operators of casinos located in the United States to file information returns for U.S. citizens, including names and addresses of winners, for keno, slot machine and certain table game winnings in excess of prescribed amounts. The Internal Revenue Code and Treasury Regulations also require operators to withhold taxes on some keno, bingo, and slot machine winnings of nonresident aliens. We are unable to predict the extent, to which these requirements, if extended, might impede or otherwise adversely affect operations of, and /or income from, the other games.

        Regulations adopted by the Financial Crimes Enforcement Network ("FinCEN") of the Treasury Department and the gaming regulatory authorities in some of the domestic jurisdictions in which we operate casinos, or in which we have applied for licensing to operate a casino, require the reporting of currency transactions in excess of certain amounts occurring within a gaming day, including identification of the patron by name and social security number. This reporting obligation began in May 1985 and may have resulted in the loss of gaming revenues to jurisdictions outside the United States which are exempt from the ambit of these regulations. FinCEN has also established regulations pertaining to the reporting of certain transactions deemed to be suspicious. These regulations require our operating subsidiaries to develop and implement compliance and reporting programs. We believe our programs meet the requirements of the applicable regulations.

Other Laws and Regulations

        Each of the casino hotels and riverboat casinos described in this annual report is subject to extensive state and local regulations and, on a periodic basis, must obtain various licenses and permits, including those required to sell alcoholic beverages. We believe that we have obtained all required licenses and permits and our businesses are conducted in substantial compliance with applicable laws.

DESCRIPTION OF THE NOTES

        We issued the notes under an indenture, dated as of April 7, 2004, U.S. Bank National Association, as trustee. The following description is only a summary of the material provisions of the notes and the related indenture. We urge you to read the indenture and the notes in their entirety because they, and not this description, define your rights as holders of the notes. You may obtain copies of these documents by visiting the SEC's website at www.sec.gov as set forth under the caption "Available Information," or you may request copies of these documents at our address shown under the caption "Available Information." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. For purposes of this section, references to the "we," "us," "our" and "Caesars" include only Caesars Entertainment, Inc. and not its subsidiaries.

General

        We issued the notes in this offering in an aggregate principal amount of $375,000,000. The notes are our senior unsecured obligations and will mature on April 15, 2024, unless earlier redeemed at our option as described under "—Optional Redemption of the Notes," repurchased by us at a holder's option on certain dates as described under "—Repurchase of Notes at the Option of the Holder," or upon a change in control of Caesars as described under "—Right to Require Repurchase of Notes Upon a Change in Control" or converted at a holder's option as described under "—Conversion Rights."

        The indenture does not contain any restriction on the payment of dividends, the incurrence of indebtedness or liens or the repurchase of our securities, and does not contain any financial covenants. Other than as described under "—Right to Require Repurchase of Notes Upon a Change in Control," the indenture contains no covenants or other provisions that afford protection to holders of notes in the event of a highly leveraged transaction.

Interest

        The notes bear interest at a per annum rate equal to 3-month LIBOR, adjusted quarterly.

        Interest is payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2004. Interest on the notes accrues from April 7, 2004 or, if interest has already been paid, from the date on which it was most recently paid. We will make each interest payment to persons who are holders of record of the notes at the close of business on the immediately preceding January 1, April 1, July 1 and October 1, whether or not this day is a business day. Interest (including liquidated damages, if any) payable upon redemption or repurchase will be paid to the person to whom principal is payable unless the redemption or repurchase date is between the close of business on any record date for the payment of interest and the opening of business on the related interest payment date. Interest on the notes is computed on the basis of a 360-day year comprised of twelve 30-day months. We will pay the principal of, and interest (including liquidated damages, if any) on, the notes at the office or agency maintained by us with the trustee in the Borough of Manhattan in New York City. We reserve the right to pay interest to holders of any notes in certificated form by check mailed to the holders at their registered addresses. However, a holder of such notes with an aggregate principal amount in excess of $1,000,000 may request payment by wire transfer in immediately available funds to an account in North America.

        The interest rate will be determined by the trustee acting as calculation agent. The interest rate for each quarterly period (other than the period before the first interest payment date) will be reset on the first day of such quarterly period (which we refer to as the interest adjustment date), which will be the interest payment date for the immediately preceding quarterly period. The adjusted interest rate will be based upon 3-month LIBOR, determined on the second preceding London banking day prior to the applicable interest adjustment date (the "Interest Determination Date") as described below. Interest on the notes accrues from the date of original issuance to July 15, 2004 at a rate of 1.11% per annum.

        The term "3-month LIBOR" means, with respect to any Interest Determination Date:

          (a)   the rate for 3-month deposits in United States dollars commencing on the second London banking day succeeding the Interest Determination Date, that appears on the Moneyline Telerate Page 3750 (as described below) as of 11:00 a.m., London time, on the Interest Determination Date; or

          (b)   if no rate appears on the particular Interest Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the calculation agent as the arithmetic mean of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the calculation agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the second London banking day succeeding the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

          (c)   if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular Interest Determination Date by three major banks in the City of New York selected by the calculation agent for loans in United States dollars to leading European banks for a period of three months commencing on the second London banking day succeeding the Interest Determination Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

          (d)   if the banks so selected by the calculation agent are not quoting as mentioned in clause (c), 3-month LIBOR in effect immediately prior to the particular Interest Determination Date (or 1.11% per annum in the case of the interest adjustment date on July 15, 2004).

        "Moneyline Telerate Page 3750" means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying the London interbank rates of major banks for United States dollars.

        "London banking day" means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

        The term "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Conversion Rights

        Subject to the restrictions described in this "Description of the Notes," a holder may convert any outstanding notes into cash and, if applicable, shares of our common stock at an initial "Conversion Price" per share of $22.29 in accordance with the conversion mechanism set forth below. This represents an initial "Conversion Rate" of approximately 44.8632 shares of our common stock per $1,000 in principal amount of the notes. The Conversion Price and resulting Conversion Rate are, however, subject to adjustment as described below under "—Conversion Price Adjustments." A holder may convert notes only in denominations of $1,000 and integral multiples of $1,000.

General

        Holders may surrender notes for conversion into cash, and if applicable, shares of our common stock prior to the maturity date in the following circumstances:

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  during any calendar quarter commencing after the date of original issuance of the notes, if the common stock price (as defined below) for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs is more than 120% of the Conversion Price on that 30th trading day;

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  if we have called the particular notes for redemption and the redemption has not yet occurred;

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  during the five trading day period immediately after any five consecutive trading day period in which the average trading price of $1,000 principal amount of the notes for each day of such five consecutive trading day period was less than 95% of the product of the common stock price on such day multiplied by the Conversion Rate on such day; or

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  upon the occurrence of specified corporate transactions.

        Subject to certain exceptions described below under "—Conversion Upon Satisfaction of Trading Price Condition" and "—Conversion Upon Specified Corporate Transactions," once notes are tendered for conversion, holders tendering the notes will be entitled to receive, per $1,000 principal amount of notes, cash and, if applicable, shares of our common stock, the aggregate value of which (the "Conversion Value") will be equal to the product of:

          (1)   the Conversion Rate then in effect; and

          (2)   the average of the common stock prices for the ten consecutive trading days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) beginning on the second trading day immediately following the day the notes are tendered for conversion (the "Ten Day Average Closing Stock Price").

        Subject to certain exceptions described below and under "—Conversion Upon Satisfaction of Trading Price Condition" and "—Conversion Upon Specified Corporate Transactions," we will deliver the Conversion Value of the notes surrendered for conversion to converting holders as follows:

          (1)   an amount in cash (the "Principal Return") equal to the lesser of (a) the aggregate Conversion Value of the notes to be converted and (b) the aggregate principal amount of the notes to be converted;

          (2)   if the aggregate Conversion Value of the notes to be converted is greater than the Principal Return, an amount in whole shares (the "Net Shares"), determined as set forth below, equal to such aggregate Conversion Value less the Principal Return (the "Net Share Amount"); and

          (3)   an amount in cash in lieu of any fractional shares of common stock.

        The number of Net Shares to be paid will be determined by dividing the Net Share Amount by the Ten Day Average Closing Stock Price. The cash payment for fractional shares also will be based on the Ten Day Average Closing Stock Price.

        The Conversion Value, Principal Return, Net Share Amount and the number of Net Shares will be determined by us at the end of the ten consecutive trading day period beginning on the second trading day immediately following the day the notes are tendered for conversion (the "Determination Date").

        We will pay the Principal Return and cash in lieu of fractional shares and deliver the Net Shares, if any, as promptly as practicable after the Determination Date, but in no event later than four business days thereafter.

        Delivery of the Principal Return, Net Shares and cash in lieu of fractional shares will be deemed to satisfy our obligation to pay the principal amount of the notes and accrued interest and any liquidated damages payable on the notes, except as described below. Accrued interest and any liquidated damages will be deemed paid in full rather than canceled, extinguished or forfeited. We will not adjust the Conversion Price to account for accrued interest.

        Except as described in this paragraph, no holder of notes will be entitled, upon conversion of the notes, to any actual payment or adjustment on account of accrued but unpaid interest (including liquidated damages, if any) on a converted note, or on account of dividends or distributions on shares of our common stock issued in connection with the conversion. If notes are converted after a regular record date and prior to the opening of business on the next interest payment date, including the date of maturity, holders of such notes at the close of business on the regular record date will receive the interest (and liquidated damages, if any) payable on such notes on the corresponding interest payment date notwithstanding the conversion. In such event, when the holder surrenders the note for conversion, the holder must deliver payment to us of an amount equal to the interest payable on the interest payment date (including liquidated damages, if any) on the principal amount to be converted. The foregoing sentence will not apply to notes called for redemption on a redemption date within the period between the close of business on the record date and the opening of business on the interest payment date, or to notes surrendered for conversion on the interest payment date.

        If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice in accordance with the provisions of the indenture, together, if the notes are in certificated form, with the certificated security, to the trustee who will, on your behalf, convert the notes into cash and shares of our common stock. You may obtain copies of the required form of the conversion notice from the trustee. If a holder of a note has delivered notice of its election to have such note repurchased at the option of such holder on April 15, 2009, 2014 and 2019 or as a result of a change in control, such note may be converted only if the notice of election is withdrawn as described under "—Repurchase of the Notes at the Option of the Holder" or "—Right to Require Repurchase of Notes Upon a Change of Control."

        For a discussion of the tax treatment to a holder of notes upon the conversion of the notes into common stock, see "Certain United States Federal Income Tax Considerations—Consequences to U.S. Holders—Conversion of the Notes" and "—Consequences to Non-U.S. Holders—Sale, Exchange, Conversion, Redemption or Other Taxable Disposition of the Notes or Common Stock."

        The "common stock price" on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for our common stock as reported in composite transactions on the principal United States securities exchange on which our common stock is traded or, if our common stock is not listed on a United States national or regional securities exchange, as reported by The Nasdaq System.

        A "trading day" means any regular or abbreviated trading day of The New York Stock Exchange.

Conversion Upon Satisfaction of Common Stock Price Condition

        A holder may surrender any of its notes for conversion during any fiscal quarter commencing after the issuance of the notes, if the common stock price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the fiscal quarter preceding the quarter in which the conversion occurs is more than 120% of the Conversion Price on that 30th trading day.

Conversion Upon Notice of Redemption

        A holder may surrender for conversion any note called for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the notes are not otherwise convertible at such time.

Conversion Upon Satisfaction of Trading Price Condition

        A holder may surrender any of its notes for conversion during the five trading day period immediately after any five consecutive trading day period in which the trading price of $1,000 in principal amount of the notes (as determined following a request by a holder of the notes in accordance with the procedures described below) for each day of such five consecutive trading day period was less than 95% of the product of the common stock price on such day multiplied by the number of shares issuable upon conversion of $1,000 in principal amount of the notes (the "trading price condition"); provided that, if on the date of any conversion pursuant to the trading price condition, the common stock price on such date is greater than the Conversion Price on such date but less than 120% of the Conversion Price on such date, then the Conversion Value the holder will be entitled to receive will be equal to the principal amount of the notes surrendered plus accrued but unpaid interest (including liquidated damages, if any) as of the conversion date.

        The "trading price" of the notes on any date of calculation means the average of the secondary market bid quotations per $1,000 in principal amount of notes obtained by the trustee for $5,000,000 in principal amount of the notes at approximately 3:30 p.m., New York City time, on such calculation date from three independent nationally recognized securities dealers we select, provided that if at least three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the trustee, this one bid will be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 in principal amount of the notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes will be determined in good faith by a member firm of the New York Stock Exchange selected by Caesars.

        The trustee will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price of the notes on any date would be less than 95% of the product of the common stock price on such date and the Conversion Rate then in effect. At such time, we will instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price of the notes is greater than or equal to 95% of the product of the common stock price and the Conversion Rate.

Conversion Upon Specified Corporate Transactions

        If we elect to:

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  distribute to all holders of our common stock rights, warrants or options entitling them to subscribe for or purchase, for a period expiring not more than 60 days after the date of distribution, shares of our common stock at less than the average common stock price for the ten trading days immediately preceding the date that such distribution was first publicly announced; or

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  distribute to all holders of our common stock cash, other assets, debt securities or certain rights or warrants to purchase our securities, which distribution has a per share value exceeding 10% of the common stock price on the trading day immediately preceding the date that such distribution was first publicly announced, we must notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. This provision does not apply if the holder of a note otherwise participates in the distribution on an as-converted basis solely into shares of our common stock at the then applicable Conversion Price without conversion of such holder's notes.

        In addition, if we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our properties and assets or other similar transaction, in each case pursuant to which the shares of our common stock would be converted into cash, securities or other property, a holder may surrender its notes for conversion at any time from and after the effective date of such transaction until and including the date that is 15 days after the effective date of such transaction. If the transaction also constitutes a change in control, such holder can instead require us to repurchase all or a portion of its notes as described under "—Right to Require Repurchase of Notes Upon a Change in Control."

Conversion Price Adjustments

        We will adjust the Conversion Price if (without duplication):

          (1)   we issue shares of our common stock to all holders of shares of our common stock as a dividend or distribution on our common stock;

          (2)   we subdivide or combine our outstanding common stock;

          (3)   we issue to all holders of our common stock rights, warrants or options entitling them to subscribe for or purchase, for a period expiring not more than 60 days after the date of distribution, shares of our common stock at less than the average common stock price for the ten trading days immediately preceding the date that such distribution was first publicly announced; provided that no adjustment will be made if holders of the notes may participate in the transaction on a basis and with notice that our board of directors determines to be fair and appropriate;

          (4)   we distribute to all holders of our common stock evidences of our indebtedness, shares of our capital stock (other than shares of our common stock), other securities or other assets, or rights, warrants or options, excluding (a) those rights, warrants or options referred to in clause (3) above; (b) any dividend or distribution paid in cash referred to in clause (5) below; and (c) those dividends and distributions referred to in clause (1) above; provided that no adjustment will be made if holders of the notes may participate in the transaction on a basis and with notice that our board of directors determines to be fair and appropriate;

          (5)   we declare a cash dividend or cash distribution to all of the holders of our common stock. If we declare such a cash dividend or cash distribution, the Conversion Price shall be decreased to equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such dividend or distribution by the following fraction:

(Pre-Dividend Sale Price—Dividend Adjustment Amount)
(Pre-Dividend Sale Price)

  provided that no adjustment to the Conversion Price or the ability of a holder of a note to convert will be made if we provide that holders of notes will participate in the cash dividend or cash distribution without conversion; provided further, that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of any adjustment under this clause (5), we shall make adequate provision so that each holder of notes shall have the right to receive upon conversion, in addition to the cash and shares of common stock issuable upon such conversion, the amount of cash such holder would have received had such holder converted its notes immediately prior to the record date for such cash dividend or cash distribution at the Conversion Rate and for the Conversion Value in effect at such time. "Pre-Dividend Sale Price" means the average common stock price for the three consecutive trading days ending on the trading day immediately preceding the record date for such dividend or distribution. "Dividend Adjustment Amount" means the full amount of the cash dividend or cash distribution applicable to one share of our common stock; or

          (6)   we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer, other than an odd-lot offer, for our common stock to the extent that the offer involves aggregate consideration that, together with any cash and the fair market value of any other consideration payable in respect of any tender or exchange offer by us or any of our subsidiaries for shares of our common stock consummated within the preceding 12 months not triggering a Conversion Price adjustment, exceeds an amount equal to 12.5% of the market capitalization of our common stock on the expiration date of the tender offer.

        If the rights provided for in our rights agreement, dated as of December 29, 1998, have separated from our common stock in accordance with the provisions of our rights plan so that the holders of the notes would not be entitled to receive any rights in respect of shares of our common stock issuable upon conversion of the notes, the Conversion Price will be adjusted as provided in clause (4) above, subject to readjustment in the event of expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend our rights plan to provide that upon conversion of the notes, the holders will receive, in addition to the cash and shares of our common stock issuable upon such conversion, the rights that would have attached to such shares of our common stock issuable upon conversion of the notes solely into shares of our common stock at the then applicable Conversion Price, if the rights had not become separated from our common stock under our rights agreement. See "Description of Capital Stock—Preferred Stock Purchase Rights." Our existing rights plan expires on December 29, 2008. To the extent that we adopt any future rights plan, upon conversion of the notes, you will receive, in addition to the cash and the shares of our common stock issuable upon such conversion, the rights under the future rights plan in respect of the shares of our common stock issuable upon conversion of the notes solely into shares of our common stock at the then applicable Conversion Price, whether or not the rights have separated from our common stock at the time of conversion, and no adjustment to the Conversion Price will be made in connection with any distribution of rights thereunder.

        If we reclassify our common stock or we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our properties and assets or other similar transaction, in each case pursuant to which the shares of our common stock are converted into cash, securities, or other property, then at the effective time of the transaction, a holder's right to convert its notes into cash and shares of our common stock will be changed into a right to convert such notes into the kind and amount of cash, securities and other property that such holder would have received if such holder had converted such notes solely into shares of our common stock at the then applicable Conversion Price immediately prior to the effective date of such transaction.

        The Conversion Price will not be adjusted for the issuance of our common stock (or securities convertible into or exchangeable for our common stock), except as described above. For example, the Conversion Price will not be adjusted upon the issuance of shares of our common stock:

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  under any present or future employee benefit plan or program of ours; or

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  pursuant to the exercise of any option, warrant or right to purchase our common stock, the exchange of any exchangeable security for our common stock or the conversion of any convertible security into our common stock, in each case so long as such option, warrant, right to purchase, exchangeable security or convertible security is outstanding as of the date the notes are first issued.

        We will not issue fractional shares of common stock to a holder who converts a note. In lieu of issuing fractional shares, we will pay cash based on the Ten Day Average Closing Stock Price.

        If we make a distribution of property to our shareholders that would be taxable to them as a dividend for United States federal income tax purposes and the Conversion Price is decreased, this decrease will generally be deemed to be the receipt of taxable income by U.S. holders (as defined in "Certain United States Federal Income Tax Considerations") of the notes and would generally result in withholding taxes for non-U.S. holders (as defined in "Certain United States Federal Income Tax Considerations"). Because this deemed income would not give rise to any cash from which any applicable withholding tax could be satisfied, we may set-off any such withholding tax against cash payments of interest payable on the notes. See "Certain United States Federal Income Tax Considerations—Consequences to U.S. Holders—Constructive Dividends" and "—Consequences to Non-U.S. Holders—Dividends."

        We may from time to time reduce the Conversion Price if our board of directors determines that this reduction would be in the best interests of Caesars. Any such determination by our board of directors will be conclusive. Any such reduction in the Conversion Price must remain in effect for at least 20 trading days or such longer period as may be required by law. In addition, we may from time to time reduce the Conversion Price if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any stock or rights distribution on our common stock.

Ranking

        The notes are our senior unsecured obligations and rank equally in right of payment with our existing and future senior indebtedness and senior to any existing and future subordinated indebtedness. The notes are effectively subordinated to our future secured indebtedness, if any, to the extent of the value of the assets securing such secured indebtedness. As of March 31, 2004, after giving pro forma effect to the issuance and sale of the notes and the application of the net proceeds from that sale, we had no senior secured indebtedness and $2.1 billion of senior unsecured indebtedness ranking pari passu with the notes. In addition, we had $1.6 billion of additional availability under our credit facilities, all of which is unsecured indebtedness ranking pari passu with the notes. The notes are structurally subordinated to all liabilities of our subsidiaries. As of March 31, 2004, our subsidiaries had approximately $4 million of indebtedness outstanding.

Optional Redemption of the Notes

        Beginning on April 20, 2009, we may redeem the notes, in whole at any time, or in part from time to time, for cash at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest (including liquidated damages, if any) up to but not including the date of redemption. We will give not less than 30 days' nor more than 60 days' notice of redemption by mail to holders of the notes.

        If we opt to redeem less than all of the notes at any time, the trustee will select or cause to be selected the notes to be redeemed by any method that it deems fair and appropriate. In the event of a partial redemption, the trustee may select for redemption portions of the principal amount of any note in principal amounts of $1,000 and integral multiples thereof.

        For a discussion of the tax treatment to a holder of the notes upon optional redemption by us, see "Certain United States Federal Income Tax Considerations—Consequences to U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes" and "—Consequences to Non-U.S. Holders—Sale, Exchange, Conversion, Redemption or Other Taxable Disposition of the Notes or Common Stock."

Repurchase of Notes at the Option of the Holder

        A holder has the right to require us to repurchase all or a portion of its notes on April 15, 2009, 2014 and 2019. We will repurchase the notes tendered pursuant to any of these put rights for an amount of cash equal to 100% of the principal amount of the notes on the date of repurchase, plus accrued and unpaid interest (including liquidated damages, if any) up to but not including the date of repurchase.

        We are required to give notice on a date not less than 30 business days prior to each date of repurchase to the trustee and all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating among other things, the procedures that holders must follow to require us to repurchase their notes.

        For a discussion of the tax treatment of a holder exercising the right to require us to repurchase notes, see "Certain United States Federal Income Tax Considerations—Consequences to U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes" and "—Consequences to Non-U.S. Holders—Sale, Exchange, Conversion, Redemption or Other Taxable Disposition of the Notes or Common Stock." The repurchase notice given by a holder electing to require us to repurchase its notes may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the date of repurchase.

        Payment of the repurchase price for the notes will be made promptly following the later of the date of repurchase and the time of delivery of the notes.

        If the paying agent holds money sufficient to pay the repurchase price of the note on the business day following the date of repurchase in accordance with the terms of the indenture, then, immediately after the date of repurchase, the note will cease to be outstanding, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

        The repurchase notice given by a holder electing to require that we repurchase the holder's notes may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal shall state:

  •
  the principal amount being withdrawn;

  •
  the principal amount, if any, not being withdrawn; and

  •
  if certificated notes have been issued, the certificate numbers of the notes being withdrawn.

        Our ability to repurchase notes may be limited by the terms of our then existing indebtedness or financing agreements. If we are obligated to repurchase the notes, there can be no assurance that we will be able to obtain all required consents under our then existing indebtedness or have available funds sufficient to repay indebtedness that restricts the repurchase of the notes under this provision, if any, and to pay the repurchase price for all the notes we may be required to repurchase. Our ability to pay cash to holders electing to require us to repurchase the notes also may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. We would need to seek third-party financing to the extent we do not have available funds to meet our repurchase obligations. However, there can be no assurance that we would be able to obtain any such financing. See "Risk Factors—Risks Relating to an Investment in the Notes and our Common Stock."

        No notes may be repurchased at the option of holders if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the repurchase price with respect to such notes.

Mandatory Disposition Pursuant to Gaming Laws

        Each holder, by accepting a note, is deemed to have agreed that if the gaming authority of any jurisdiction in which Caesars or any of its subsidiaries conducts or proposes to conduct gaming operations requires that a person who is a holder or the beneficial owner of notes (or an affiliate of such holder or beneficial owner) be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, Caesars has the right, at any time, at its option:

          (a)   to require such person to dispose of its notes or beneficial interest therein within 30 days of receipt of notice of Caesars' election or such earlier date as may be requested or prescribed by such gaming authority, or

          (b)   to redeem such notes at a redemption price equal to the lesser of (1) such Person's cost, (2) 100% of the principal amount thereof, plus accrued and unpaid interest (including liquidated damages, if any), to the earlier of the redemption date or the date of the finding of unsuitability, which redemption date may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority or (3) such lesser amount as may be required by an applicable gaming authority.

        Immediately upon a determination by a gaming authority that a holder or beneficial owner of notes (or an affiliate thereof) will not be licensed, qualified or found suitable or is denied license, qualification or finding of suitability, the holder or beneficial owner will not have any further right with respect to the notes to:

          (a)   exercise, directly or indirectly, through any person, any right conferred by the notes; or

          (b)   receive any interest (including liquidated damages, if any), or any other distribution or payment with respect to the notes, or any remuneration in any form from Caesars for services rendered or otherwise, except for the redemption of the notes.

        Caesars will notify the trustee in writing of any such redemption as soon as practicable. Caesars will not be responsible for any costs or expenses any such holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability.

Mandatory Redemption

        Except as described in this prospectus under "—Right to Require Repurchase of Notes Upon a Change in Control", "—Repurchase of Notes at the Option of the Holder" and "—Mandatory Disposition Pursuant to Gaming Laws," we are not required to repurchase or redeem the notes. There are no sinking fund payments.

Right to Require Repurchase of Notes Upon a Change in Control

        If a change in control (as defined below) occurs, each holder of notes may require that we repurchase all or a portion of the holder's notes on the date fixed by us that is not less than 30 days nor more than 45 days after we give notice of the change in control. We will repurchase the notes for an amount of cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including liquidated damages, if any) up to but not including the date of repurchase.

        "Change in control" means the occurrence of one or more of the following events:

  •
  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our properties and assets, to any person or group of related persons, as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (a "Group");

  •
  the approval by the holders of our capital stock of any plan or proposal for our liquidation or dissolution, whether or not otherwise in compliance with the provisions of the indenture;

  •
  any person or Group, other than Caesars, any of our subsidiaries, or any employee benefit plan of Caesars or any of our subsidiaries, becomes the beneficial owner, directly or indirectly, of shares of our capital stock entitling such person or Group to exercise more than 50% of the aggregate ordinary voting power of all shares of our voting stock; or

  •
  the first day on which a majority of the members of our board of directors are not continuing directors.

        The definition of "change in control" includes a phrase relating to the sale, lease, exchange or other transfer of "all or substantially all" of our properties and assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, lease, exchange or other transfer of less than all of our properties and assets to another person or Group may be uncertain.

        The terms "beneficial owner" and "beneficially own" will be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision, except that (i) a person shall be deemed to have "beneficial ownership" of all shares of our common stock that the person has the right to acquire, whether exercisable immediately or only after the passage of time and (ii) any percentage of beneficial ownership shall be determined using the definition in clause (i) in both the numerator and the denominator.

        "Continuing directors" means, as of any date of determination, any member of our board of directors who

  •
  was a member of such board of directors on the date of the original issuance of the notes; or

  •
  was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.

        On or before the 30th day after a change in control, we must mail to the trustee and all holders of the notes a notice of the occurrence of the change in control and of the repurchase right arising as a result thereof, stating the procedures that a holder of notes must follow in order to exercise the repurchase right.

        On the date of repurchase, we will deposit with a paying agent an amount of money sufficient to pay the aggregate repurchase price of the notes that is to be paid on the date of repurchase. Payment of the repurchase price for the notes will be made promptly following the later of the date of repurchase and the time of delivery of the notes.

        If the paying agent holds money sufficient to pay the repurchase price of the note on the business day following the date of repurchase in accordance with the terms of the indenture, then, immediately after the date of repurchase, the note will cease to be outstanding, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

        For a discussion of the tax treatment of a holder exercising the right to require us to repurchase notes, see "Certain United States Federal Income Tax Considerations—Consequences to U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes" and "—Consequences to Non-U.S. Holders—Sale, Exchange, Conversion, Redemption or Other Taxable Disposition of the Notes or Common Stock."

        The repurchase notice given by a holder electing to require that we repurchase the holder's notes may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal shall state:

  •
  the principal amount being withdrawn;

  •
  the principal amount, if any, not being withdrawn; and

  •
  if certificated notes have been issued, the certificate numbers of the notes being withdrawn.

        In connection with any change in control repurchase offer, we expect to comply with any tender offer rules under the Exchange Act that may then be applicable.

        Our ability to repurchase notes may be limited by the terms of our then existing indebtedness or financing agreements. We will use commercially reasonable efforts within 30 days following any change in control to

  •
  obtain the consents under all indebtedness required to permit the repurchase of the notes pursuant to a change in control offer; or

  •
  repay in full all indebtedness and terminate all commitments under all indebtedness, the terms of which would prohibit the repurchase of the notes under a change in control offer.

        If we are obligated to make a change in control offer, there can be no assurance that we will be able to obtain all required consents under our then existing indebtedness or have available funds sufficient to repay indebtedness that restricts the repurchase of the notes under this provision, if any, and to pay the change in control repurchase price for all the notes tendered under a change in control offer. Our ability to pay cash to holders of notes following the occurrence of a change in control also may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. We would need to seek third-party financing to the extent we do not have available funds to meet our repurchase obligations. However, there can be no assurance that we would be able to obtain any such financing. See "Risk Factors—Risks Relating to an Investment in the Notes and our Common Stock."

        The effect of these provisions granting the holders the right to require us to repurchase the notes upon the occurrence of a change in control may make it more difficult for any person or Group to acquire control of us or to effect a business combination with us.

        Our obligation to make a change in control offer will be satisfied if a third party makes the change in control offer in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a change in control offer made by us and purchases all notes properly tendered and not withdrawn under the change in control offer.

        No notes may be repurchased at the option of holders related to a change in control offer if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the repurchase price with respect to such notes.

Consolidation, Merger and Sale of Assets

        We may, without the consent of the holders of any of the notes, consolidate with or merge with or into any other person or sell, lease, exchange or otherwise transfer (in one transaction or a series of related transactions) all or substantially all our properties and assets to any other person, if:

  •
  we are the resulting or surviving corporation, or the successor, transferee or lessee, if other than us, is a corporation, limited partnership, limited liability company or other business entity organized and validly existing under the laws of any U.S. jurisdiction and expressly assumes our obligations under the indenture and the notes by means of a supplemental indenture entered into with the trustee; and

  •
  immediately after giving effect to the transaction, no event of default and no event that, with notice or lapse of time, or both, would constitute an event of default, shall have occurred and be continuing.

        Under any consolidation, merger or any sale, lease, exchange or other transfer of our properties and assets as described in the preceding paragraph, the successor company will be our successor and shall succeed to, and be substituted for, and may exercise every right and power of, Caesars under the indenture. Thereafter, Caesars will be released from its obligations and covenants under the indenture and the notes, except in the case of a lease of all or substantially all of our properties and assets.

Modification and Waiver

        We and the trustee may enter into one or more supplemental indentures that add, change or eliminate provisions of the indenture or modify the rights of the holders of the notes with the consent of the holders of at least a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note, no supplemental indenture may, among other things:

  •
  change the stated maturity of the principal of, or payment date of any installment of interest (including liquidated damages, if any) on, any note;

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  reduce the principal amount or redemption price of, or the rate of interest (including liquidated damages, if any) on, any note, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or the rate of accrual thereof on any note;

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  change the currency in which the principal of any note or interest (including liquidated damages, if any) is payable;

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  impair the right to institute suit for the enforcement of any payment of any amount with respect to any note when due;

  •
  adversely affect the rights provided in the indenture to convert any note;

  •
  modify the provisions of the indenture relating to our requirement to repurchase notes

  •
  upon a change in control after the occurrence thereof; or

  •
  on April 15, 2009, 2014 and 2019;

  •
  reduce the percentage of principal amount of the outstanding notes necessary to modify or amend the indenture or to consent to any waiver provided for in the indenture;

  •
  waive a default in the payment of any amount or shares of common stock due in connection with any note; or

  •
  make changes to certain sections of the indenture relating to the waiver of past defaults, the holders' right to convert and amendments to the indenture that require consent of each holder.

  The holders of a majority in principal amount of the outstanding notes may, on behalf of the holders of all notes:

  •
  waive compliance by us with restrictive provisions of the indenture other than as provided in the preceding paragraph; and

  •
  waive any past default under the indenture and its consequences, except a default in the payment of the principal of, or redemption or purchase price of, or any interest (including liquidated damages, if any) on, any note or in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

        Without the consent of any holders of notes, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

  •
  to cure any ambiguity, omission, defect or inconsistency in the indenture;

  •
  to evidence a successor to us and the assumption by the successor of our obligations under the indenture and the notes;

  •
  to make any change that does not adversely affect the rights of any holder of the notes in any material respect;

  •
  to conform the text of the indenture or the notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of the indenture or the notes; or

  •
  to comply with the provisions of the Trust Indenture Act, or with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  •
  to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the notes; or

  •
  to make provisions with respect to the conversion right of the holders pursuant to the requirements of the indenture.

Events of Default

        Each of the following is an event of default under the indenture:

          (1)   default in the payment of any interest (including liquidated damages, if any) upon the notes when it becomes due and payable, and continuance of such default for a period of 30 days;

          (2)   default in the payment of principal of (or premium, if any, on) the notes when due (including the failure to make cash payments due upon conversion, or make a payment to repurchase notes tendered pursuant to a change in control offer or the failure to repurchase notes at your option on April 15, 2009, 2014 and 2019);

          (3)   default in the performance, or breach, of any covenant or warranty of Caesars in the indenture which default continues uncured for a period of 60 days after written notice to Caesars by the trustee or to Caesars and the trustee by the holders of at lease 25% in aggregate principal amount of the outstanding notes;

          (4)   an acceleration of the maturity of debt of Caesars (other than Non-recourse Debt), at any one time, in an aggregate amount in excess of the greater of $25.0 million and 5% of Consolidated Net Tangible Assets, if such acceleration is not annulled within 30 days after written notice to Caesars by the trustee and the holders of at least 25% in aggregate principal amount of the outstanding notes; and

          (5)   certain events of bankruptcy, insolvency or reorganization in respect of Caesars or any of its Significant Subsidiaries. For purposes of the foregoing, (1) "Non-recourse Debt" means debt the terms of which provide that the lender's claim for repayment of such debt is limited solely to a claim against the property which secures the debt and (2) "Consolidated Net Tangible Assets" means the total amount of assets (including investments in joint ventures) of Caesars and its subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all current liabilities of Caesars and its subsidiaries (excluding (i) the current portion of long-term indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the most recent consolidated balance sheet of Caesars and computed in accordance with generally accepted accounting principles.

        If an event of default (other than an event of default specified in clause (5) above) occurs and is continuing, the trustee may, and at the written request of the holders of at least 25% in principal amount of outstanding notes shall, declare the principal of and accrued interest (including liquidated damages, if any) on all the notes to be due and payable by written notice to us, and such notice will specify the respective event of default and that it is a "notice of acceleration". Upon delivery of such notice, the principal of and accrued but unpaid interest (including liquidated damages, if any) on all the notes will become immediately due and payable.

        If an event of default specified in clause (5) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued but unpaid interest (including liquidated damages, if any) on all of the outstanding notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

        At any time after a declaration of acceleration with respect to the notes, the holders of a majority in aggregate principal amount of the notes may rescind and cancel such declaration and its consequences:

  •
  if the rescission would not conflict with any judgment or decree;

  •
  if all existing events of default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration;

  •
  if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  •
  if we have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

  •
  in the event of the cure or waiver of an event of default of the type described in clause (3) above, the trustee has received an officers' certificate and an opinion of counsel that such event of default has been cured or waived.

        No such rescission shall affect any subsequent default or impair any rights arising from a subsequent default.

        The holders of a majority in aggregate principal amount of the notes at the time outstanding may waive any existing event of default under the indenture, and its consequences, except an event of default in the payment of the principal of or interest (including liquidated damages, if any) on any notes, an event of default in respect of a provision that cannot be amended without the consent of each holder of notes affected, or an event of default which constitutes a failure to convert any note in accordance with the terms of the indenture.

        The holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        We are required to provide an officers' certificate to the trustee promptly upon our obtaining knowledge of any default or event of default under the indenture, describing such default or event of default and what action we are taking or propose to take with respect thereto. In addition, we must provide to the trustee an annual certification as to the existence of defaults and events of default under the indenture.

Discharge of the Indenture

        We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the notes have become due and payable, whether at stated maturity or any redemption date, or any repurchase date, or upon conversion or otherwise, cash or shares of our common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Book-Entry System

        The notes were issued in the form of global securities held in book-entry form. DTC or its nominee is the sole registered holder of the notes for all purposes under the indenture. Owners of beneficial interests in the notes represented by the global securities hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities are shown on, and transfers are effected only through, records maintained by DTC and its direct and indirect participants. Any such interests may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, including any right to convert or require repurchase of their interests in the notes, in accordance with the procedures and practices of DTC. Beneficial owners are not holders and are not entitled to any rights under the global securities or the indenture. We and the trustee, and any of our respective agents, may treat DTC as the sole holder and registered owner of the global securities.

Exchange of Global Securities

        The notes, represented by one or more global securities, are exchangeable for certificated securities in fully registered form with the same terms only if:

  •
  DTC is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

  •
  we decide to discontinue use of the system of book-entry transfer through DTC or any successor depositary; or

  •
  an event of default under the indenture has occurred and is continuing, and DTC notifies the trustee that it elects to cause the issuance of certificated notes.

        DTC has advised us as follows. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" for registered participants, and it facilitates the settlement of transactions among its participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including the initial purchaser, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC's bookentry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Concerning the Trustee

        U.S. Bank National Association is trustee under the indenture.

        The holders of a majority in principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an event of default under the indenture occurs (which is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

        The indenture contains certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trustee Indenture Act) after a default has occurred and is continuing, it must eliminate such conflict within 90 days or apply to the SEC for permission to continue or resign.

Governing Law

        The indenture and the notes are governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

        This prospectus describes certain general terms of our capital stock. For a more detailed description of these securities, we refer you to the applicable provisions of Delaware law and our Amended and Restated Certificate of Incorporation.

        Pursuant to our Amended and Restated Certificate of Incorporation, our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. As of May 18, 2004, we had outstanding approximately 307,525,525 shares of common stock and no shares of preferred stock outstanding.

Common Stock

        Subject to any preferential rights that our board of directors may grant in connection with the future issuance of preferred stock, each holder of common stock is entitled to one vote per share on all matters voted upon by the stockholders. Each holder of common stock is entitled to receive ratably any dividends declared on the common stock by the board of directors from funds legally available for distribution. In the event of our liquidation, dissolution or winding up, after we pay all debts and other liabilities and any liquidation preference on the preferred stock, each holder of common stock would be entitled to share ratably in all of our remaining assets. The common stock has no subscription, redemption, conversion or preemptive rights. All shares of common stock are fully paid and nonassessable.

Delaware General Corporation Law Section 203

        As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware (the "DGCL"), which restricts certain business combinations between us and an "interested stockholder" (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if:

  •
  prior to an interested stockholder becoming such, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

  •
  upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or

  •
  on or after the date an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Preferred Stock

        Under the Amended and Restated Certificate of Incorporation, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to the issuance of shares of each series, the board of directors is required by the DGCL and the Amended and Restated Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:

  •
  the number of shares constituting each class or series;

  •
  voting rights;

  •
  rights and terms of redemption (including sinking fund provisions);

  •
  dividend rights and rates;

  •
  dissolution;

  •
  terms concerning the distribution of assets;

  •
  conversion or exchange terms;

  •
  redemption prices; and

  •
  liquidation preferences.

        Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

Preferred Stock Purchase Rights

        On December 29, 1998, our Board of Directors adopted a Preferred Share Purchase Rights Plan ("Rights Plan") and declared a dividend distribution of one Right on each outstanding share of our common stock and one Right on each share of common stock issued between such date and the earliest of the Distribution Date and the Expiration Date (as these terms are defined in the Rights Plan). Stockholders may transfer the Rights with the common stock only until they become exercisable.

        Generally, the Rights become exercisable only if a person or group (other than Exempt Persons, as defined below) acquires 15% or more of the then outstanding shares of common stock or announces a tender offer which would result in ownership by a person or group of 15% or more of the then outstanding shares of common stock. Each Right entitles stockholders to buy one one-hundredth of a share of a new series of junior participating preferred stock at an exercise price of $40.

        If a person or group (other than Exempt Persons) acquires 15% or more of our shares of common stock, each holder of a Right will be entitled to receive upon exercise a number of shares of our common stock having a market value equal to two times the then current purchase price of the Right. If, after a person or group acquires 15% or more of our shares of common stock, we are acquired in a merger or engage in certain other business combination transactions or transfers of assets, each Right entitles its holder to purchase, at the Right's then current price, a number of the acquiring company's common shares having a then current market value of twice the Right's exercise price.

        Following the acquisition by a person or group of beneficial ownership of 15% or more of our common stock (other than Exempt Persons) and prior to an acquisition of 50% or more of our common stock, our board of directors may exchange the Rights (other than Rights owned by the person or group), in whole or in part, at an exchange ratio described in the Rights Plan.

        Prior to the acquisition by a person or group of beneficial ownership of 15% or more of our common stock, the Rights are redeemable for $.001 per Right at the option of the board of directors.

        "Exempt Person" means:

  •
  us or any of our subsidiaries;

  •
  any of our or our subsidiaries' employee benefit plans;

  •
  any entity or trustee holding shares of our capital stock for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for our or our subsidiaries' employees; or

  •
  Barron Hilton or the Conrad N. Hilton Fund.

Registrar and Transfer Agent

        Wells Fargo Shareholder Services is the registrar and transfer agent for the common stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and common stock into which the notes are convertible, but is not a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service ("IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

        This summary is limited to holders who purchase notes or the common stock into which the notes are convertible for cash and who hold the notes and the common stock into which such notes are convertible as capital assets. This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

  •
  partnerships or other pass-through entities or investors in such entities;

  •
  banks, insurance companies or other financial institutions;

  •
  persons subject to the U.S. federal estate, gift or alternative minimum tax arising from the purchase, ownership or disposition of the notes;

  •
  tax-exempt organizations;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons who at any time own, or are deemed to own, more than 5% of our Company (except to the extent specifically set forth below) or who at any time own, or are deemed to own, notes with a fair market value of more than 5% of the fair market value of the stock of our Company;

  •
  certain former citizens or long-term residents of the United States;

  •
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons who hold the notes as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; or

  •
  persons deemed to sell the notes or common stock under the constructive sale provisions of the Code.

        If a holder is an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of each partner of such partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder that is a partnership, and partners in such partnerships, should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes and common stock.

        THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND COMMON STOCK ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR

UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to U.S. Holders

        The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes or our common stock. Certain consequences to "non-U.S. holders" of the notes or common stock are described under "Consequences to Non-U.S. Holders" below. The term "U.S. holder" means a beneficial owner of a note or common stock who or that is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that is created or organized in the United States or any political subdivision thereof;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest

        Stated interest on the notes generally will be taxable to you as ordinary income at the time it is accrued or received in accordance with your method of accounting for U.S. federal income tax purposes.

Market discount

        If you acquire a note at a cost that is less than the stated redemption price at maturity of the note, the amount of such difference is treated as market discount for U.S. federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years to maturity of the note (from the date of acquisition). Under the market discount provisions of the Code, if you acquire a note at a market discount you will be required to treat as ordinary income any gain recognized on the disposition of that note to the extent of the accrued market discount on that note at the time of maturity or disposition that you have not previously included in income. In addition, if you dispose of a note with market discount in one of certain otherwise nontaxable transactions you must include accrued market discount in income as ordinary income as if you had sold the note at its then fair market value.

        You may elect to include market discount in income over the life of the note. Once made, this election applies to all market discount obligations you acquire on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight line basis over the remaining term of the note at the time of acquisition, or, at your election, under a constant yield method. If such an election is made, it will apply only to the note with respect to which it is made, and may not be revoked. If you acquire a note at a market discount, and you do not elect to include accrued market discount in income over the life of the note, you may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until maturity or until you dispose of the note in a taxable transaction. If you acquire a note with market discount and receive common stock upon conversion of the note, the amount of accrued market discount not previously included in income with respect to the converted note through the date of conversion will be treated as ordinary income when you dispose of the common stock to the extent of gain recognized upon the disposition of such stock.

Amortizable premium

        If you purchase a note at a premium over the sum of all amounts payable on the note after the acquisition date (other than stated interest payments), you generally may elect to amortize that premium (referred to as Section 171 premium) from the purchase date to the note's maturity date under a constant yield method that reflects semiannual compounding based on the note's payment period. Amortizable premium will not include any amount attributable to a note's conversion feature. The amount attributable to the conversion feature may be determined under any reasonable method, including by comparing the note's purchase price to the market price of a similar note that does not have a conversion feature. Amortized Section 171 premium is treated as an offset to interest income on a note and not as a separate deduction. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Constructive Dividends

        Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion price of such instruments is adjusted. However, adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of stock. Certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to our stockholders) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you will be deemed to have received constructive distributions includible in your income in the manner described under "—Dividends" below even though you have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you.

Conversion of the Notes

        The tax treatment of your conversion of a note into cash and common stock is not entirely clear. Although not free from doubt, the most likely consequence is that you should generally recognize gain to the extent that the cash (other than cash received in lieu of a fractional share or attributable to accrued interest) and the value of the common stock (other than common stock attributable to accrued interest) exceeds your adjusted tax basis in the note, but in no event should the amount of gain you recognize exceed the amount of cash received (other than cash received in lieu of a fractional share or attributable to accrued interest), and you should not recognize any loss. Any such gain should be capital gain and should be taxable as described below under "—Sale, Exchange or Redemption of the Notes." You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences of a conversion of a note into cash and common stock.

        Your holding period in the common stock received upon conversion (other than common stock attributable to accrued interest) should generally include your holding period for the respective note and your aggregate tax basis in the common stock received should generally be the same as your basis in the respective note (exclusive of any basis allocable to a fractional share), decreased by the amount of any cash you receive (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, you recognize (other than gain with respect to a fractional share).

        The amount of cash and the fair market value of common stock you receive that are attributable to accrued interest will generally be taxed as ordinary income. Your tax basis in such common stock will equal the accrued interest to which such stock is attributable and your holding period in such common stock will begin on the day following the conversion.

        You will recognize gain or loss upon the receipt of cash in lieu of a fractional share of common stock in an amount equal to the difference between the amount of cash received and your tax basis in such fractional share. This gain or loss should be capital gain or loss and should be taxable as described below under "—Sale, Exchange or Redemption of Common Stock."

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        Except as set forth above under "—Conversion of the Notes," upon the sale, exchange, redemption or other taxable disposition of a note, you will recognize gain or loss to the extent of the difference between the sum of the cash and the fair market value of any property received in exchange therefor (except to the extent attributable to the payment of accrued and unpaid interest on the note, which generally will be taxed as ordinary income to the extent that you have not previously recognized this income), and your adjusted tax basis in the note. Your adjusted tax basis in a note will initially equal the cost of the note and will subsequently be increased by market discount that you have previously included in income with respect to the note and will be reduced by any premium that you have taken into account with respect to the note. Except as set forth above under "—Market Discount," any such gain or loss you recognize upon the sale, exchange, redemption or other taxable disposition of a note will be capital gain or loss. In the case of a non-corporate U.S. holder, such capital gain will be subject to tax at a reduced rate if the note has been held for more than one year. The deductibility of capital losses is subject to limitations.

Dividends

        Distributions, if any, made on our common stock generally will be included in your income as ordinary dividend income to the extent of our current or accumulated earnings and profits. However, with respect to noncorporate taxpayers for taxable years beginning after December 31, 2002 and before January 1, 2009 such dividends are generally taxed at the lower applicable capital gains rates provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Exchange, Redemption or Other Taxable Disposition of Common Stock

        Upon the sale, exchange or redemption of our common stock, you generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) your adjusted tax basis in the common stock. Except as set forth above under "—Market Discount," such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period in the common stock is more than one year at the time of the sale, exchange or redemption. Long-term capital gains recognized by certain noncorporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. Your adjusted tax basis and holding period in common stock received upon conversion of a note are determined as discussed above under "—Sale, Exchange, Conversion or Redemption of the Notes." The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

        We are required to furnish to the record holders of the notes and common stock, other than corporations and other exempt holders, and to the IRS, information with respect to interest on the notes, dividends paid on the common stock and proceeds received from a disposition of the notes or shares of common stock pursuant to a conversion, redemption or repurchase. You may be subject to backup withholding with respect to interest paid on the notes, dividends paid on the common stock or with respect to proceeds received from a disposition of the notes or shares of common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you

  •
  fail to furnish your taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

  •
  furnish an incorrect TIN;

  •
  are notified by the IRS that you have failed to properly report payments of interest or dividends; or

  •
  fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding.

        Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Consequences to Non-U.S. Holders

        The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes or our common stock. For purposes of this discussion, a "non-U.S. holder" means a beneficial owner of notes or common stock that is a nonresident alien individual or a corporation, trust or estate that is not a U.S. Holder.

Payments of Interest

        In general, interest you receive on the notes will not be subject to the 30% U.S. federal withholding tax under the so-called "portfolio interest" exception provided that:

  •
  such interest is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

  •
  you are not a "controlled foreign corporation" with respect to which we are, directly or indirectly, a "related person;"

  •
  you are not a bank whose receipt of interest (including original issue discount) on a note is described in Section 881(c)(3)(A) of the Code; and

  •
  you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)), or that you hold your notes through certain intermediaries, and you and the intermediaries satisfy the certification requirements of applicable Treasury Regulations.

        Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals. Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. holders.

        If you cannot satisfy the requirements described above, you will be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the notes, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable U.S. income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business.

        If you are engaged in a trade or business in the United States and interest on a note is effectively connected with your conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower rate as may be prescribed under an applicable U.S. income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, effectively connected interest will be included in your earnings and profits.

Sale, Exchange, Conversion, Redemption or Other Taxable Disposition of the Notes or Common Stock

        Any gain realized by you on the sale, exchange, conversion or redemption of the notes or our common stock generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States;

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held the notes or our common stock (see discussion below under "—Foreign Investment in Real Property Tax Act").

        If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale, and if you are a corporation, then any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable U.S. income tax treaty). If you are an individual described in the second bullet point above, you will be subject to a flat 30% (or lower applicable treaty rate) U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States. Such holders are urged to consult their tax advisers regarding the tax consequences of the acquisition, ownership and disposition of the notes or the common stock.

Foreign Investment in Real Property Tax Act

        Under the Foreign Investment in Real Property Tax Act, any person who acquires a "U.S. real property interest" (USRPI) from a foreign person must generally deduct and withhold a tax equal to 10% of the amount realized by the foreign transferor. In addition, a foreign person who disposes of a USRPI generally is required to recognize gain or loss that is subject to U.S. federal income tax. A "USRPI" generally includes any stock in and convertible debt issued by a United States corporation unless it is established under specified procedures that the corporation is not (and was not for the prior five-year period) a "United States real property holding corporation" ("USRPHC"). We believe that we may be a USRPHC and we can give no assurances that we are not a USRPHC. However, so long as our common stock is regularly traded on an established securities market (within the meaning of applicable Treasury Regulations), an exemption should apply to the notes and the common stock except (i) in the case of notes (a) if the notes are regularly traded on an established securities market (within the meaning of applicable Treasury Regulations), if you beneficially own more than 5% of the notes at any time during the five-year period ending on the date of disposition and (b) if the notes are not so traded, if, on any date on which you acquired notes, the aggregate fair market value of the notes beneficially owned by you exceeded 5% of the total fair market value of our common stock on such date, and (ii) in the case of stock, if you beneficially own more than 5% of our common stock at any time during the five-year period ending on the date of disposition.

        Special rules apply to transfers of USRPIs in connection with an otherwise tax-free or partially tax-free transaction such as, for example, a conversion of notes into cash and common stock. Because of the uncertainty regarding the application of these rules to a conversion of the notes, we may withhold 10% of the cash and the fair market value of any common shares delivered to you by us upon any conversion of a note.

        You are urged to consult your tax advisors regarding the application of the FIRPTA rules discussed above to your disposition of the notes (including a conversion of the notes) or common stock and the possibility of obtaining a refund for any tax withheld.

Dividends

        In general, dividends, if any, received by you with respect to our common stock (and any deemed distributions resulting from certain adjustments, or failures to make certain adjustments, to the conversion price of the notes, see "Consequences to U.S. Holders—Constructive Dividends" above) will be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable U.S. income tax treaty. Dividends that are effectively connected with your conduct of a trade or business in the United States are generally subject to U.S. federal income tax on a net income basis and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable U.S. income tax treaty.

        In order to claim the benefit of a U.S. income tax treaty or to claim exemption from withholding because dividends paid to you on our common stock are effectively connected with your conduct of a trade or business in the United States, you must provide a properly executed IRS Form W-8BEN for treaty benefits or W-8ECI for effectively connected income (or such successor form as the IRS designates), prior to the payment of dividends. These forms must be periodically updated. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

Backup Withholding and Information Reporting

        If you are a non-U.S. holder, in general, you will not be subject to backup withholding and information reporting with respect to payments that we make to you (including interest, dividends and proceeds received from a disposition of the notes or common stock pursuant to a conversion, redemption or repurchase) or with respect to the proceeds of the sale of a note or a share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above under "—Payments of Interest" and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption. However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest or dividends paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

        You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

SELLING SECURITY HOLDERS

        The notes were originally issued by us to Deutsche Bank Securities Inc. and the other initial purchasers in a transaction exempt from the registration requirements of the Securities Act and were immediately resold by the initial purchasers in reliance on Rule 144A to persons who represented to the initial purchasers that they were qualified institutional buyers. Each institution that purchased the notes from the initial purchasers and who has provided us with a questionnaire setting forth the information specified below, and that selling security holder's transferees, pledgees, donees and successors (collectively, the "selling security holders"), may from time to time offer and sell pursuant to this prospectus or a supplement hereto any or all of the notes held by that selling security holder and common stock into which the notes are convertible.

        The following table sets forth information as of May 18, 2004, with respect to the selling security holders and the principal amounts of notes beneficially owned by each selling security holder that may be offered under this prospectus. This information is based on information provided by or on behalf of the selling security holders pursuant to the questionnaires referred to above. No holder of the notes may sell the notes or shares without furnishing to us a questionnaire setting forth the information specified below. However, as of the date of this prospectus, not every holder has provided to us a questionnaire. Therefore, the heading "Other" in the "Name" column below represents the notes and shares held by holders who have not yet returned to us their questionnaire.

        The selling security holders may offer all, some or none of the notes or common stock into which the notes are convertible. In addition, the selling security holders may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. No selling security holder beneficially owns one percent or more of the notes or of our common stock, assuming conversion of the selling security holders' notes, except as otherwise indicated in the table below.

        Information concerning the selling security holders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the conversion rate and, therefore, the number of shares of common stock issuable upon conversion of the notes, is subject to adjustment under certain circumstances.

Name	Principal Amount of Notes Beneficially Owned and Offered		Shares of Common Stock Beneficially Owned Prior to Offering(1)	Conversion Shares Offered(2)	Notes Owned After Completion of Offering(3)	Common Stock Owned After Completion of Offering(3)	Material Relationship(4)
02 MAC 13, Ltd.	$369,000		—	16,554	—	—	None
02 Master Fund, Ltd.	$19,252,000	(5)	—	863,706	—	—	None
Acuity Master Fund, Ltd.	$5,900,000	(6)	—	264,692	—	—	None
Advisory Convertible Arbitrage Fund (I) L.P	$1,200,000		—	53,835	—	—	None
Argent Classic Convertible Arbitrage Fund L.P.	$1,980,000		—	88,829	—	—	None
Argent Classic Convertible Arbitrage Fund II, L.P.	$500,000		—	22,431	—	—	None
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.	$7,800,000	(7)	—	349,932	—	—	None

Argent LowLev Convertible Arbitrage Fund LLC	$1,630,000		—	73,127	—	—	None
Argent LowLev Convertible Arbitrage Fund II, LLC	$230,000		—	10,318	—	—	None
Argent Lowlev Convertible Arbitrage Fund Ltd.	$8,800,000	(8)	—	394,796	—	—	None
Citigroup Global Markets Inc.	$2,500,000		—	112,158	—	—	None
Classic C Trading Company, Ltd.	$790,000		—	35,441	—	—	None
Credit Suisse First Boston Europe Ltd	$410,000		130,000	18,393	130,000	—	None
Custom Investments PCC, Ltd.	$190,000		—	8,254	—	—	None
Diaco Investments, L.P.	$1,800,000		—	80,753	—	—	None
Goldman Sachs & Co. Profit Sharing Master Trust	$379,000		—	17,003	—	—	None
Highbridge International LLC	$24,000,000	(9)	—	1,076,716	—	—	None
HFR CA Global Select Master Account	$520,000		—	23,328	—	—	None
Lighthouse Multi-Strategy Master Fund L.P.	$600,000		—	26,917	—	—	None
Lyxor Master Fund	$1,590,000		—	71,332	—	—	None
Lyxor/Quest Fund Ltd.	$1,200,000		—	53,835	—	—	None
Nomura Securities International Inc.	$35,000,000	(10)	51,700	1,570,212	—	51,700	None
Quest Global Convertible Fund Ltd.	$1,200,000		—	53,835	—	—	None
Silver Convertible Arbitrage Fund, LDC	$750,000		—	33,647	—	—	None
Triborough Partners International Ltd	$4,400,000		—	197,398	—	—	None
Triborough Partners LLC	$2,100,000		—	94,212	—	—	None
Wachovia Securities International Ltd.	$20,250,000	(11)	—	908,479	—	—	None
Xavex Convertible Arbitrage 2 Fund	$450,000		—	20,188	—	—	None
Xavex Convertible Arbitrage 10 Fund	$720,000		—	32,301	—	—	None
OTHER	$230,290,000

(1)
Does not include shares of common stock issuable upon conversion of the notes.

(2)
Represents shares of common stock issuable upon conversion of the notes that are beneficially owned and offered by the selling security holder, assuming a conversion ratio of 44.8632 shares of common stock per $1,000 principal amount of notes and a cash payment in lieu of any fractional share interest. The number of shares issuable upon conversion is subject to adjustment as described under "Description of the Notes—Conversion Rights."

(3)
Assumes that all of the notes and/or all of the common stock into which the notes are convertible are sold.

(4)
Includes any position, office or other material relationship which the selling security holder has had within the past three years with Caesars Entertainment, Inc. or any of its predecessors or affiliates.

(5)
Represents a beneficial ownership of 5.1% by 02 Master Fund, Ltd. of the notes outstanding.

(6)
Represents a beneficial ownership of 1.6% by Acuity Master Fund, Ltd. of the notes outstanding.

(7)
Represents a beneficial ownership of 2.1% by Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd. of the notes outstanding.

(8)
Represents a beneficial ownership of 2.3% of Argent Lowlev Convertible Arbitrage Fund Ltd. of the notes outstanding.

(9)
Represents a beneficial ownership of 6.4% by Highbridge International LLC of the notes outstanding.

(10)
Represents a beneficial ownership of 9.3% by Nomura Securities International Inc. of the notes outstanding.

(11)
Represents a beneficial ownership of 5.4% by Wachovia Securities International Ltd. of the notes outstanding

PLAN OF DISTRIBUTION

        The selling securityholders and their successors, which term includes their transferees, pledgees or donees or their successors may sell the notes and the underlying common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        The securities may be sold in one or more transactions at:

  •
  fixed prices;

  •
  prevailing market prices at the time of sale;

  •
  prices related to the prevailing market prices;

  •
  varying prices determined at the time of sale; or

  •
  negotiated prices.

        These sales may be effected in transactions:

  •
  on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

  •
  in the over-the-counter market;

  •
  otherwise than on such exchanges or services or in the over-the-counter market;

  •
  through the writing of options, whether the options are listed on an options exchange or otherwise; or

  •
  through the settlement of short sales.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade. In connection with the sale of the notes and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of the common stock in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the notes and the underlying common stock short and deliver these securities to close out such short positions, or loan or pledge the notes or the underlying common stock to broker-dealers that in turn may sell these securities.

        The aggregate proceeds to the selling securityholders from the sale of the notes or the underlying common stock offered by them hereby will be the purchase price of the notes or common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

        Our outstanding common stock is listed for trading on the New York Stock Exchange. We do not intend to list the notes for trading on any national securities exchange or on the New York Stock Exchange and can give no assurance about the development of any trading market for the notes. In order to comply with the securities laws of some states, if applicable, the notes and the underlying common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

        Broker-dealers or agents who participate in the sale of the notes and the underlying common stock are "underwriters" within the meaning of Section 2(11) of the Securities Act. Selling securityholders who participate in the sale of the notes and the underlying common stock may also be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Profits on the sale of the notes and the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling securityholders are deemed to be "underwriters," they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

        The selling securityholders and any other person participating in a distribution are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling securityholders.

        A selling securityholder may decide not to sell any notes or the underlying common stock described in this prospectus. We cannot assure holders that any selling securityholder will use this prospectus to sell any or all of the notes or the underlying common stock. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a selling securityholder may transfer, devise or gift the notes and the underlying common stock by other means not described in this prospectus.

        With respect to a particular offering of the notes and the underlying common stock, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

  •
  the specific notes or common stock to be offered and sold;

  •
  the names of the selling securityholders;

  •
  the respective purchase prices and public offering prices and other material terms of the offering;

  •
  the names of any participating agents, broker-dealers or underwriters; and

  •
  any applicable commissions, discounts, concessions and other items constituting, compensation from the selling securityholders.

        We entered into the registration rights agreement for the benefit of holders of the notes to register their notes and the underlying common stock under applicable federal and state securities laws under certain circumstances and at certain times. The registration rights agreement provides that the selling securityholders and Caesars Entertainment will indemnify each other and their respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes and the underlying common stock, including liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. We will pay all of our expenses and specified expenses incurred by the selling securityholders incidental to the registration, offering and sale of the notes and the underlying common stock to the public, but each selling securityholder will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

VALIDITY OF THE SECURITIES

        The validity of the notes and shares of common stock issuable upon conversion of the notes will be passed upon for us by Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this registration statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) and have been so incorporated in the reliance upon the report of such firm given on their authority as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        Set forth below is a table of the registration fee for the Securities and Exchange Commission and estimates of all other expenses to be incurred in connection with the sale of the securities being registered:

SEC registration fee	$47,513
Printing fees and expenses	100,000
Legal fees and expenses	250,000
Accounting fees and expenses	90,000

Total	$487,513

Item 15. Indemnification of Directors and Officers

        We are a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

        Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

        Article VI of our Amended and Restated Bylaws (filed as Exhibit 3.3 to Caesars Entertainment, Inc.'s Form 8-K (SEC File No. 1-14573), filed on January 7, 2004) provides for indemnification of the officers and directors to the full extent permitted by applicable law.

Item 16. Exhibits and Financial Statement Schedule

Exhibit No.	Description of Exhibit
3.1	Restated Certificate of Incorporation of the Company (incorporated herein by reference from Exhibit 3.2 to the Company's Form 8-K filed with the Commission on January 7, 2004).
3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference from Exhibit 3.3 to the Company's Form 8-K filed with the Commission on January 7, 2004).
4.1
Indenture, dated as of April 7, 2004, between Caesars Entertainment, Inc., as issuer and U.S. National Bank Association, as trustee (incorporated herein by reference from Exhibit 4.2 to the Company's Form 10-Q filed with the Commission on May 10, 2004).
4.2	Form of Floating Rate Contingent Convertible Senior Notes due 2024 (included in Exhibit 4.1).
4.3*	Registration Rights Agreement, dated as of April 7, 2004, among the Company and Deutsche Bank Securities Inc regarding the Company's Floating Rate Contingent Convertible Senior Notes due 2024.
4.4
Rights Agreement dated as of December 29, 1998 by and among the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated herein by reference from Exhibit 1 to the Company's Form 8-A filed with the Commission on December 30, 1998)
4.5
Credit Agreement dated as of April 20, 2004 among the Company, the Lenders, the Co-Documentation Agents, Co-Syndication Agents, Senior Managing Agents and Bank of America, N.A., as Administrative Agent (incorporated herein by reference from Exhibit 4.1 to the Company's Form 10-Q filed with the Commission on May 10, 2004).
5.1*	Opinion of Latham & Watkins LLP.
12.1*	Statement of computation of ratio of earnings to fixed charges.
23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.3*	Consent of Deloitte & Touche LLP.
24.1*	Power of attorney (included on signature page).
25.1*	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association, as trustee, of Caesars Entertainment, Inc.'s Floating Rate Contingent Convertible Senior Notes due 2024.

*
Filed herewith.

Item 17. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,

    individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 18, 2004.

CAESARS ENTERTAINMENT, INC.
By:	/s/ BERNARD E. DELURY, JR.
	Name:	Bernard E. DeLury, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Wallace R. Barr, Bernard E. DeLury, Jr. and Wesley D. Allison, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-3 under the Securities Act of 1933, including to sign the Registration Statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 18th day of May, 2004.

Signature	Title	Date

/s/ STEPHEN F. BOLLENBACH Stephen F. Bollenbach	Chairman of the Board	May 18, 2004
/s/ CLIVE S. CUMMIS Clive S. Cummis	Vice Chairman	May 18, 2004
/s/ WALLACE R. BARR Wallace R. Barr	President and Chief Executive Officer (Principal Executive Officer) and Director	May 18, 2004

/s/ BARBARA COLEMAN Barbara Coleman	Director	May 18, 2004
/s/ A. STEVEN CROWN A. Steven Crown	Director	May 18, 2004
/s/ PETER G. ERNAUT Peter G. Ernaut	Director	May 18, 2004
/s/ WILLIAM BARRON HILTON William Barron Hilton	Director	May 18, 2004
/s/ ERIC M. HILTON Eric M. Hilton	Director	May 18, 2004
/s/ GILBERT L. SHELTON Gilbert L. Shelton	Director	May 18, 2004
/s/ WESLEY D. ALLISON Wesley D. Allison	Senior Vice President, Controller and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	May 18, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of the Company (incorporated herein by reference from Exhibit 3.2 to the Company's Form 8-K filed with the Commission on January 7, 2004).
3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference from Exhibit 3.3 to the Company's Form 8-K filed with the Commission on January 7, 2004).
4.1
Indenture, dated as of April 7, 2004, between Caesars Entertainment, Inc., as issuer and U.S. National Bank Association, as trustee (incorporated herein by reference from Exhibit 4.2 to the Company's Form 10-Q filed with the Commission on May 10, 2004).
4.2	Form of Floating Rate Contingent Convertible Senior Notes due 2024 (included in Exhibit 4.1).
4.3*	Registration Rights Agreement, dated as of April 7, 2004, among the Company and Deutsche Bank Securities Inc regarding the Company's Floating Rate Contingent Convertible Senior Notes due 2024.
4.4
Rights Agreement dated as of December 29, 1998 by and among the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated herein by reference from Exhibit 1 to the Company's Form 8-A filed with the Commission on December 30, 1998)
4.5
Credit Agreement dated as of April 20, 2004 among the Company, the Lenders, the Co-Documentation Agents, Co-Syndication Agents, Senior Managing Agents and Bank of America, N.A., as Administrative Agent (incorporated herein by reference from Exhibit 4.1 to the Company's Form 10-Q filed with the Commission on May 10, 2004).
5.1*	Opinion of Latham & Watkins LLP.
12.1*	Statement of computation of ratio of earnings to fixed charges.
23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.3*	Consent of Deloitte & Touche LLP.
24.1*	Power of attorney (included on signature page).
25.1*	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association, as trustee, of Caesars Entertainment, Inc.'s Floating Rate Contingent Convertible Senior Notes due 2024.

*
Filed herewith.

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TABLE OF CONTENTS
DOCUMENTS INCORPORATED BY REFERENCE
AVAILABLE INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
MARKET DATA
SUMMARY
Caesars Entertainment, Inc.
The Notes
RISK FACTORS
Risks Related to Our Business
Risks Related to Investment in the Notes and Our Common Stock
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
RATIO OF EARNINGS TO FIXED CHARGES
REGULATION AND LICENSING
DESCRIPTION OF THE NOTES
DESCRIPTION OF CAPITAL STOCK
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
VALIDITY OF THE SECURITIES
EXPERTS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
EXHIBIT INDEX